                                                                    EXHIBIT 4.42

                                 SUPPLY CONTRACT

                         NO: K.TEL.8/HK.910/DLD-80/2004

                               DATE: 14 MAY 2004

                                       FOR

                      THE PROCUREMENT AND INSTALLATION OF
                           DUMAI - MELAKA CABLE SYSTEM

                                     BETWEEN

                        PT. TELEKOMUNIKASI INDONESIA, TBK
                                       AND
                       TELEKOM MALAYSIA BERHAD (128740-P)

                                       AND
                                 NEC CORPORATION

                                    VOLUME I

PART 1       : TERMS AND CONDITIONS OF CONTRACT
APPENDIX 1.1 : LETTER OF PERFORMANCE GUARANTEE
APPENDIX 1.2 : LETTER OF GUARANTEE AGAINST PAYMENT
APPENDIX 1.3 : PERMIT MATRIX
APPENDIX 1.4 : LETTER OF ACCEPTANCE & LETTER OF ACKNOWLEDGEMENT

VOLUME I                                               DUMAI-MELAKA CABLE SYSTEM



                                     PART I

                        TERMS AND CONDITIONS OF CONTRACT

                                TABLE OF CONTENTS

DEFINITIONS  ..........................................................    4
CLAUSE  1    SUBJECT OF THE CONTRACT...................................    8
CLAUSE  2    APPLICABLE DOCUMENTS......................................    8
CLAUSE  3    RESPONSIBILITY OF THE CONTRACTOR..........................    9
CLAUSE  4    TECHNICAL REQUIREMENTS....................................   10
CLAUSE  5    COMPLETION DATE...........................................   10
CLAUSE  6    LETTER OF PERFORMANCE GUARANTEE...........................   10
CLAUSE  7    QUALITY ASSURANCE.........................................   11
CLAUSE  8    DAMAGE TO THE SYSTEM BEFORE PROVISIONAL ACCEPTANCE........   12
CLAUSE  9    INJURY TO PERSONS AND DAMAGE TO PROPERTY..................   12
CLAUSE 10    INSURANCE.................................................   13
CLAUSE 11    SUSPENSION OF WORK........................................   16
CLAUSE 12    VARIATIONS DURING EXECUTION...............................   16
CLAUSE 13    CONTRACT PRICE............................................   17
CLAUSE 14    ASSIGNMENT AND SUB-CONTRACTED WORK........................   19
CLAUSE 15    TERMS OF PAYMENT..........................................   20
CLAUSE 16    TRANSFER OF TITLE.........................................   23
CLAUSE 17    ACCEPTANCE................................................   24
CLAUSE 18    WARRANTY..................................................   27
CLAUSE 19    LONG TERM SUPPORT.........................................   29
CLAUSE 20    DELAY IN SYSTEM COMPLETION................................   31
CLAUSE 21    TERMINATION FOR CONVENIENCE...............................   32
CLAUSE 22    TERMINATION FOR DEFAULT...................................   34
CLAUSE 23    TERMINATION BECAUSE OF FORCE MAJEURE......................   35
CALUSE 24    TERMINATION BECAUSE OF BANKRUPCTY OR WINDING-UP...........   36
CLAUSE 25    INTELLECTUAL PROPERTY-INDEMNITY...........................   37
CLAUSE 26    SAFEGUARDING OF INFORMATION AND TECHNOLOGY................   38
CLAUSE 27    RESPONSIBILITY FOR OBTAINING PERMITS AND FOR
             CUSTOMS CLEARANCE AND OTHER FORMALITIES...................   39
CLAUSE 28    NOTICES...................................................   40
CLAUSE 29    HEADINGS..................................................   42
CLAUSE 30    LIMITATION OF LIABILITY...................................   42
CLAUSE 31    SEVERABILITY..............................................   43
CLAUSE 32    CONTRACTOR TO CONFORM TO REGULATIONS......................   43
CLAUSE 33    SETTLEMENT OF DISPUTES....................................   44
CLAUSE 34    KEEPING OF RECORDS........................................   44
CLAUSE 35    ENTIRE AGREEMENT AND AMENDMENTS...........................   45
CLAUSE 36    RELATIONSHIP BETWEEN THE PARTIES..........................   45
CLAUSE 37    AGENTS AND REPRESENTATIVES OF THE PURCHASERS..............   46
CLAUSE 38    SOFTWARE LICENCE RIGHTS...................................   46
CLAUSE 39    SUCCESSORS BOUND..........................................   47
CLAUSE 40    INDEMNITIES TO SURVIVE TERMINATION........................   48
CLAUSE 41    NO WAIVER FOR THE PURCHASER...............................   48
CLAUSE 42    CONTRACTOR'S STAFF ON SITE................................   48
CLAUSE 43    PUBLICITY.................................................   48
CLAUSE 44    COMING INTO FORCE OF THE CONTRACT.........................   49

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
CLAUSE 45     SIGNATURE.................................  49
APPENDIX 1.1  ..........................................  52
LETTER OF PERFORMANCE GUARANTEE.........................  52
APPENDIX 1.2  ..........................................  54
LETTER OF GUARANTEE AGAINST PAYMENT.....................  54
APPENDIX 1.3  ..........................................  55
PERMIT MATRIX ..........................................  55
APPENDIX 1.4  ..........................................  59
LETTER OF ACCEPTANCE AND LETTER OF ACKNOWLEDGEMENT......  59

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                                SUPPLY CONTRACT

                                      FOR

                        THE PROCUREMENT AND INSTALLATION
                 OF DUMAI - MELAKA CABLE SYSTEM (DMCS) PROJECT
                                    BETWEEN
                       PT. TELEKOMUNIKASI INDONESIA, TBK
                                      AND
                       TELEKOM MALAYSIA BERHAD (128740-P)
                                      AND
                                NEC CORPORATION

--------------------------------------------------------------------------------
                      NUMBER : K.TEL.8/HK.910/DLD-80/2004

The Contract is made and entered into this Friday, 14th day of May 2004, by and between:

I. PERUSAHAAN PERSEROAN (PERSERO) PT TELEKOMUNIKASI INDONESIA TBK, a telecommunications services and network provider established and incorporated under the laws of the Republic of Indonesia, having its Registered Office at Jalan Japati No. 1 Bandung 40133, Indonesia, in this legal act duly represented by JANTO WARJANTO in his capacity as HEAD OF TELKOM LONG DISTANCE DIVISION, hereinafter referred to as "TELKOM";

II. TELEKOM MALAYSIA BERHAD (128740-P) organised and existing under the laws of Malaysia and having its main office at Level 51, North Wing, Menara Telekom, Jalan Pantai Baharu, 50672 Kuala Lumpur, in this legal act duly represented by MOHD YAHAYA BIN MOHD SHARIFF in his capacity as SENIOR VICE PRESIDENT, NETWORK SERVICES, TELCO, hereinafter referred to as "TM", hereinafter referred to as "the PURCHASERS" on the one part, and :

III. NEC CORPORATION, organised and existing under the laws of Japan and having its principal office at 7-1, Shiba 5-chome, Minato-ku, Tokyo 108-8001, Japan , in this legal act duly represented by TORU HAMANAKA in his capacity as GENERAL MANAGER SUBMARINE NETWORKS DIVISION, hereinafter referred to as "NEC".

hereinafter referred to as "the CONTRACTOR" on the one part.

Both the PURCHASERS and the CONTRACTOR shall be hereinafter collectively referred to as "the Parties" and individually as "the Party" and shall include its successors and permitted assigns.

WITNESSETH :

a. whereas TELKOM is Indonesia's pre-eminent provider of telecommunication services through its telecommunications facilities throughout Indonesia;

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b.    whereas TM is Malaysia's pre-eminent provider of telecommunication services through its telecommunications facilities throughout Malaysia;

c. whereas NEC specialized telecommunication expertise, knowledge or infrastructure has the necessary technical expertise and financial resources in the Dumai - Melaka Cable System implementation;

d. whereas PURCHASERS in accordance with the procedures established in the Invitation To Tender dated December 13, 2003 has selected and appointed CONTRACTOR to enter into this Contract for the purpose of implementing the Dumai - Melaka Cable System ;

e. whereas PURCHASERS through its Letter of Award dated April 27, 2004 and Letter of Acceptance dated April 30, 2004 has appointed the CONTRACTOR to execution of the procurement and installation of the Dumai - Melaka Cable System (DMCS) with contract amounting USD 8,742,803.92 (including VAT/Sales Taxes and Japanese Consumption Tax (JCT);

f. whereas the CONTRACTOR through its Acknowledgement of Letter of Acceptance dated April 28, 20004 and dated 30 April, 2004 hereby commit and agree to carry out the Work in accordance with point e mentioned above;

NOW THEREFORE, based upon the above mentioned considerations, the Parties hereto have agreed to bind each others into this present SUPPLY CONTRACT FOR PROCUREMENT AND INSTALLATION OF DUMAI - MELAKA CABLE SYSTEM (DMCS), hereinafter referred to as "CONTRACT" under the following terms and conditions:

DEFINITIONS

In these Terms and Conditions and in all other documents forming part of the Contract the following definitions shall apply:

a. "ACCEPTANCE" means written acknowledgement by the Purchasers the Work, or part of it, has been completed in accordance with the Contract. "Accept" and "Accepted" in the context of "Acceptance" shall be construed accordingly.

b. "ACCEPTANCE VALIDATION" means formal assurance, including testing, by the Contractor that the Work satisfies the criteria for Acceptance in accordance with the Contract to enable the Purchasers to determine whether or not to accept the Work or any part thereof. "Acceptance Testing", "Acceptance Tests" shall in this context be construed accordingly.

c. "ACCEPTANCE DATE" means such date as the Purchasers issue a notice that the Purchasers propose to issue a Certificate of Provisional Acceptance or Final Acceptance in accordance with the Contract and this includes a fifteen (15) days period for the Purchasers to consider the full test results.

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d.    "BILLING MILESTONE" means a pre-determined point for billing to be authorised subject to specific criteria being met.

e. "BUSINESS DAY(S)" means a day other than Saturday, Sunday and gazetted public holidays in the relevant country.

f. "CERTIFICATE OF PROVISIONAL ACCEPTANCE", "CERTIFICATE OF FINAL ACCEPTANCE" shall refer to the certificates issued under the respective conditions of CLAUSE 17(Acceptance) hereof.

g. "COST INSURANCE AND FREIGHT" (CIF) means cost, insurance and freight and is the FOB price plus all necessary charges at the point of entry. CIF costs include FOB costs plus international freight and insurance.

h. "CONTRACT" means this terms and conditions of Contract together with the documents listed in CLAUSE 2 (Applicable Documents) and any appendices and be deemed to include contract variations (if any) pursuant to CLAUSE 12 (Variations During Execution) of these terms and conditions.

i. "CONTRACTOR(S)" means the party (or parties) with whom the Purchasers enter into the Contract.

j. "CONTRACT PRICE" means the price payable to the Contractor by the Purchasers under this Contract stated in the Price Schedule attached hereto for full and proper performance by the Contractor of all their obligations under this Contract; and includes Contract variations, if any, pursuant to CLAUSE 12 (Variations During Execution); and includes any sums relating to special protection or special navigation aids with regards to cable or pipeline crossings and any cable depot storage costs incurred prior to the Provisional Acceptance Date. Contract Price is defined in CLAUSE 13.

k. "FORCE MAJEURE" means unexpected and unavoidable causes beyond the reasonable control of the Parties and without their fault or negligence, including but not limited to acts of GOD, or acts of or failure to act of any governmental authority, war or warlike operations, insurrections or riots, monetary crisis, fires, floods, epidemics, quarantine restrictions, freight embargoes, unusually severe weather, trawler or anchor damage.

l. "FINAL ACCEPTANCE" means written acknowledgement by the Purchasers that the Work has been completed in accordance with the Contract, in this context "Final System Acceptance" and "Certificate of Final Acceptance" shall be construed accordingly.

m. "INFORMATION" means information whether written or oral, including but not limited to documentation, specifications, reports, data, notes, drawings, models, patterns, samples, software, computer outputs, designs, circuit diagrams, inventions whether patentable or not and know-how.

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n.    "INITIAL SYSTEM" means the whole of the System provided at the Provisional
      Acceptance Date with an initial capacity of twenty (20) Gbps Working + twenty (20) Gbps Protection 1+1 MSP Configuration.

o. "LIBOR" means the rate per annum (rounded upwards, if necessary, to the nearest hundredth of one percent) appearing on the Reuters "British Bankers Association Interest Settlement Rates" page as the London inter-bank offered rate for deposits in US Dollars for a term of 30 days at approximately 11:00 A.M. (London time) on the due date for the relevant payment.

p. "PARTY(IES)" means either the Purchasers and/or the Contractor, as appropriate.

q.    "PARTIES" means the Purchasers and the Contractor.

r. "PROVISIONAL ACCEPTANCE" means the Purchasers grant a Certificate of Provisional Acceptance in accordance with the Contract, in this context "Provisional System Acceptance" and "Certificate of Provisional Acceptance" shall be construed accordingly.

s. "PURCHASERS" means, in alphabetical order, the entities that have executed this Contract as the Purchasers as listed in CLAUSE 28 and shall include Contact Person, Office Address, Telephone, Fax Number and Contact Person's E-mail address.

t. "QUALITY ASSURANCE" means all those planned and systematic actions necessary to provide adequate confidence a product or service will satisfy the requirements of the Contract.

u. "RELEASE CERTIFICATE" means a written statement by the Contractor that any equipment, Segment or the System being submitted to the Purchasers for Acceptance validation has been fully tested in accordance with the Contract requirements and conforms to Contract. In this context the term "Release" shall be construed accordingly.

v. "SEGMENT S" means the line segment for the DMCS configuration as detailed in Part 4 (Technical Specification).

w. "SEGMENT T" means the portion of SDH/Interconnecting Equipment at all Terminal Stations for each respective DMCS configuration as detailed in
      Part 4 (Technical Specification).

x. "SUB-CONTRACTOR" means any person, partnership or corporation with whom the Contractor places a contract or an order for the supply of any equipment, item, CD service or for any work, associated its this Contract. In this context the term "sub-contract" shall be construed accordingly.

y. "SYSTEM " means the whole of the DMCS provided between and including the System Interfaces (STM-1 Digital Input/Output Ports) at each of the terminal station at Dumai, Indonesia and Pengkalan Balak, Malaysia

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Z.    "SYSTEM INTERFACE" means the input and output of a) STM-1 electrical and/or optical ports; b) STM-4, STM-16 and STM-64 optical ports, at the SDH/Interconnecting Equipment, Digital Distribution Frame and/or Optical Distribution Frame (including the DDF/ODF itself) in each Terminal Station.

aa. "SOFTWARE" means all programs, data, object code, documentation and operating systems, whether in writing, in firmware, or in any other form, which is necessary for the purposes of this System; including documentation, any support tools which are not commercially available, and data connected with the development and support as well as any upgrade or enhancement thereto that may be required under the warranty provisions hereof.

bb. "TERMINAL STATION" refers to each cable station specified in Part 4 (Technical Specification).

cc. "TERMINAL STATION EQUIPMENT (TSE)" as defined in Part 4 (Technical Specification).

dd. "WORK" means the scope of the work as described in Part 4 (Technical Specification) of this Contract i.e. desktop study, permits acquisition, route surveying, managing, coordination, planning, designing, manufacturing, provision of supplies, transportation, assembling, cable laying, installation, integration, testing, commissioning, training, and any other associated service or activities whatsoever concerning the construction of the System and the performance of the Contract by the Contractor and/or its Sub-Contractors.

Notwithstanding CLAUSE 2 (Applicable Documents) of Part 1 Terms and Conditions of Contract, words and expressions as used in the Terms and Conditions of Contract, unless expressly provided to the contrary, shall bear the same meanings as defined or used in this Contract.

INTERPRETATION

In this Contract, unless otherwise specified, reference to :

a.    "includes" and "including" shall mean including without limitation;

b. a person includes any person, individual, company, firm, corporation, government, state or agency of a state or any undertaking or organisation (whether or not having separate legal personality and irrespective of the jurisdiction in or under law which it was incorporated or exists);

c. a statute or statutory instrument or accounting standard or any of their provisions is to be construed as a reference to that statute or statutory instrument or accounting standard or such provision as the same may have been or may from time to time hereafter be amended or re-enacted;

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d.    any statute, statutory instrument, regulation, by law or other requirement of English law and to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or doctrine shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English term;

e. writing shall include typewriting, printing, lithography, photography and other modes of representing words in a legible form (other than writing on an electronic or visual display screen) or other writing in non-transitory form;

f. words denoting the singular shall include plural and vice versa and words denoting any gender shall include all genders;

g.    the time of day is reference to time in Jakarta, Indonesia.

h.    "day(s)" unless otherwise specified refers to calendar day(s).

CLAUSE 1 SUBJECT OF THE CONTRACT

This Contract is for the provision and long term technical support of the DMCS Project, where in consideration of the Contract Price, as mentioned in CLAUSE 13 (Contract Price), the Contractor agrees, under its sole responsibility, to undertake and complete the Work and provide long term support, as specified in
Part 4 (Technical Specification) and in all respects in accordance with the requirements of this Contract, in order that the System is delivered by the Provisional Acceptance Date as stated in CLAUSE 5 (Completion Date).

CLAUSE 2 APPLICABLE DOCUMENTS

2.1 The following documents and all definitions, schedules, attachments, appendices and annexes listed and attached hereto shall be deemed to form and be read and construed as part of this Contract:

      Part 1 : Terms and Conditions of Contract;

      Part 2 : Price Schedule;

      Part 3 : Billing Schedule;

      Part 4 : Technical Specification;

      Part 5 : Plan of Work;

      Part 6 : System Description;

      Part 7 : Questions & Answers and Minutes of Meeting.

2.2 In the event of any discrepancies between these documents, the order of precedence indicated above shall prevail.

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CLAUSE 3 RESPONSIBILITY OF THE CONTRACTOR

3.1. The Contractor shall be fully responsible to conduct desktop study, permit acquisition, cable route survey, design, develop, engineer, manufacture, supply, install, training and test the System in accordance with all the terms and conditions contained in the Contract including any integration of the System and for ensuring that the System is fully compliant with the Contract and the Contractor shall not claim any additional payment nor be relieved from any obligation imposed on it by this Contract on grounds of any information supplied by the Purchasers on any matter whatsoever related to this Contract.

3.2. The Contractor shall assure that the Work shall comply with the requirements of this Contract and shall meet the Purchasers' overall performance requirements as set forth in the Contract for which it is intended notwithstanding that Part 4 (Technical Specification) may not fully define every detail of such requirements.

3.3.  The Contractor shall provide the route survey report in accordance with
      Part 4 (Technical Specification).

3.4. The Contractor shall be deemed to have reviewed the Work as a whole and in detail and to have fully satisfied itself of the feasibility and practicability thereof.

3.5. The Contractor shall provide the System at the fixed price as set forth in the Part 2 (Price Schedule). The fixed price for the System shall not be varied except as provided for in CLAUSE 12 (Variations During Execution) of this Contract.

3.6. In addition to the requirements for the provision of technical information described in the Contract, the Contractor shall, upon request, provide the Purchasers with such additional technical information in connection with the Contract as the Purchasers may reasonably require.

3.7. The Contractor shall have made sure that the works, tasks, materials and equipment included in the Work are sufficient for the correct functioning of the System. If any necessary work, task, material or equipment is omitted in Part 2 (Price Schedule), and consequently in CLAUSE 13 (Contract Price) the Contractor shall carry out such work or task or supply such material or equipment at the Contractor's own cost without any claim being made against the Purchasers.

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3.8.  The Contractor shall conform with Part 5 (Plan of Work).

      If at any time before the Certificate of Final Acceptance is issued, the Purchasers reasonably believe that any of the Equipment or Work is inferior or defective, is not fit for the purpose for which it is intended, or is otherwise not in accordance with the Contract, the Purchasers may reject such Equipment or Work notwithstanding that satisfaction may previously have been accepted and notwithstanding that payment may have in respect of such Equipment or Work. The Contractor shall promptly replace at the Contractor's own cost the Equipment or Work which is inferior or defective or not fit the purpose for which it is intended or otherwise not in accordance with the Contract, to the satisfaction of the Purchasers.

3.9. The Contractor shall attend at the Contractor's own expenses such meetings with the Purchaser' representatives at such times as may be required by the Purchasers, to discuss the general progress and any revision of the
      Part 5 (Plan of Work) which may become necessary.

CLAUSE 4 TECHNICAL REQUIREMENTS

The Work shall comply with the requirements of Part 4 (Technical Specification) and Part 5 (Plan of Work), Part 6 (System Description) and Part 7 (Questions and Answers), but the Purchasers and the Contractor may mutually agree to make such alterations as may be considered necessary during the execution of the Contract and in accordance with CLAUSE 12 (Variations During Execution).

CLAUSE 5 COMPLETION DATE

The System shall be completed in time to allow the Certificate of Provisional Acceptance to be issued on or before six (6) months after Contract Coming Into Force as set forth in CLAUSE 44 (Coming Into Force of the Contract) (hereinafter called "the Provisional Acceptance Date") in accordance with CLAUSE 17 (Acceptance).

CLAUSE 6 LETTER OF PERFORMANCE GUARANTEE

6.1 In order to guarantee the good and timely execution of all the contractual obligations, the Contractor shall provide before the Contract Coming Into Force a Letter of Performance Guarantee for a value equal to ten percent (10%) of the Contract Price, in equal amount in favour of each Purchaser in the form of an irrevocable and unconditional Bank Guarantee or surety bond in the format as attached in APPENDIX 1.1. The Letter of Performance Guarantee shall be issued by a bank or an insurance company acceptable by the Purchasers. The engagement of Letter of Performance Guarantee will automatically become null and void as at the date of the issuance of the Certificate of Provisional Acceptance.

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6.2   Upon Provisional Acceptance, the Contractor shall issue a Letter of
      Performance Guarantee with the total amount reduced to five percent (5%) of the Contract Price, in equal amount in favour of each Purchaser, and shall remain in force until the issuance of the Certificate of Final Acceptance.

6.3 In the event of the Performance Guarantee expired before the Work is completed, the Contractor shall issue a new letter of Performance Guarantee as mentioned in Sub Clause 6.2.

6.4 In the event of default by the Contractor in carrying out its responsibilities under the Contract, the Purchasers shall have the right, from time to time, to forfeit wholly or partly from the Letter of Performance Guarantee which shall become property of the Purchasers.

6.5 The Purchasers shall have the right to take such actions to enforce the remedies provided in the Contract, including the right to recover such damages or losses as provided in the Contract in addition to the amount recovered under the Letter of Performance Guarantee.

CLAUSE 7 QUALITY ASSURANCE

7.1. The Contractor shall permit the Purchasers or their designated representatives to carry out the following Quality Assurance activities:

      a. to audit the Contractor's quality assurance system and its application to the Work, including, without limitation, manufacture, development, and raw materials and components provision ;

      b. to inspect all parts of the Work to the extent reasonably practicable to ensure that their quality meets Part 4 (Technical Specification).

7.2. No part of the System shall be shipped until a Release Certificate has been issued for it in accordance with Chapter 10 (Acceptance Requirements) of Part 4 (Technical Specification).

7.3. The factory release of parts of the System in accordance with Chapter 10 (Acceptance Requirements) of Part 4 (Technical Specification) shall not in any way prejudice any right or remedy which the Purchasers may have against the Contractor, or relieve the Contractor of his liabilities, and in particular it is without prejudice to its obligations relating to the performance of the System under the CLAUSE 3 (Responsibility of the Contractor).

7.4. Any approval given by or on behalf of the Purchasers in respect of any aspect of the Work carried out or proposed by the Contractor, or in respect of any part of the System, shall not relieve the Contractor of any responsibilities under the Contract.

7.5. The Purchasers shall at all reasonable times have access to the Work, and the Contractor shall provide appropriate facilities for such access and for the

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      purpose of inspection and testing. The Purchasers shall also have full access to all plants, offices and work sites of the Contractor and any of its sub-contractors, to enable the Purchasers to inspect the Work and monitor progress. The Contractor shall include in its sub-contracts such provisions as may be necessary to secure this right on behalf of the Purchasers. The Purchasers shall have the right to establish resident representative(s) at the Contractor's and Sub-contractor's plants and at all work sites, and the Contractor shall, if required, make suitable office space, facilities and shipboard accommodation available for such representative(s) at its own expense.

CLAUSE 8 DAMAGE TO THE SYSTEM BEFORE PROVISIONAL ACCEPTANCE

8.1 This Clause applies to all damage (which in this Clause includes destruction and loss) arising from any cause whatever, including Force Majeure.

8.2 The System shall stand at the risk of and be in the sole charge of the Contractor from the commencement of the coming into force of the Contract up to the date of issuance of the Certificate of Provisional Acceptance. During this period, the Contractor shall, with all possible speed, remedy to meet the Purchasers satisfaction as per Part 4 Technical Specification any damage occurring to the System, Notwithstanding such damage, the Contractor shall proceed with the execution and completion of the Work in accordance with the Contract, subject to any extension of time for completion agreed under CLAUSE 20 (Delay in System Completion) hereof, and apart from the granting of extension of time to the Contractor, the Purchasers shall not be liable to the Contractor in damages or otherwise arising thereof.

8.3 The cost of remedying such damage during this period shall be wholly borne by the Contractor, save that the Purchasers shall pay the Contractor for remedying the damage to the extent that it is caused by the gross negligence or intentional acts of servants, agents, or contractors (other than the Contractor) of the Purchasers acting in the course of their employment as such.

CLAUSE 9 INJURY TO PERSONS AND DAMAGE TO PROPERTY

9.1   This Clause applies to all claims, losses, expenses and damages for:

      a.    injuries to or death of any persons; and

      b.    damage to property, other than the System

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      which result directly from the activities of the Contractor, its sub-contractors, or agents in the execution of the Contract.

9.2 The Contractor shall be liable for all claims, losses, expenses, and damages described in Sub-Clause 9.1 above, and shall indemnify and save the Purchasers harmless from all such claims, losses, expenses and damages.

9.3   The Purchasers shall:

      a. provide immediate written notice to the Contractor of all such claims and suits;

      b. permit the Contractor to assume the sole defence of and to settle such claims or suits, and shall, upon the Contractor's request and at the Contractor's expense, furnish all information and reasonable assistance to assist the Contractor in the defence or settlement of the same.

9.4 The Contractor shall be responsible for the costs of clean-up and other costs resulting from environmental damage which results directly from the activities of the Contractor, its sub-contractors or agents in the execution of the Contract.

CLAUSE 10 INSURANCE

10.1 Without limiting its obligations and responsibilities, the Contractor shall, prior to the commencement of any Work, and at its own expense, provide evidence within seven (7) calendar days from the Contract Coming Into Force, all risk insurance to cover its liabilities throughout the Contract at its own expense and in the joint name of the Purchasers and the Contractor as the insured:

      a.    1)    the Work and any work in progress of every kind required for the execution, testing and completion of the Work including, but not limited to, the completed item to the full value of such Work and any work in progress executed from time to time.

            2) all appliances, instruments or things of whatsoever nature required in or pertaining to the execution, testing and completion of the Work, constructional plant, the materials and other things brought on to the Site by the Contractor to the full value of such constructional plant, materials and other things, against all losses or damages from whatever cause in respect of all risks including, but not limited to, marine cargo (Note 1), sea bed (Note 2) and war risks (Note 3) arising for which he is responsible under the terms of the Contract and in such manner that the Purchasers and the Contractor are covered during the period of construction of the Work.

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      b.    against any damage, loss or injury which may occur to any property
            (including that of the Purchasers) or to any person (including any employee of the Purchasers) as a result of the execution of the Work or temporary work.

      c. against damages or compensation payable under statute or at law in respect, or in consequence of any accident, or injury to any person in the employment of the Contractor or any Sub-contractor, and the Contractor shall indemnify and keep indemnified the Purchasers against all such damages, compensation, claims, demands, proceedings, costs, charges and expenses, whatsoever in respect thereof at the Contractor's own expenses, except to the extent caused by the gross negligence or intentional acts of the Purchasers' servants, agents or contractors (other than Contractor).

      d. a general liability policy, sufficient to cover its liability under the Contract until the end of the warranty period or any extension thereto. The total prices contained in Part 2 (Price Schedule) shall include any premium amounts paid by the Contractor for the insurance coverage hereinabove stated.

            Note 1 Marine Cargo or equivalent coverage is required to protect against all risks of physical loss or damage to the cable, terminal station equipment and other equipment to be included in the System/ (other than War Risks) beginning with the date when each such equipment is ready for shipping and ending when the cable, is placed over side the cable laying vessel and when the terminal equipment is delivered to the Terminal Stations.

            Note 2 Sea Bed or equivalent coverage is required to protect against all risks of physical loss or damage to the equipment described in (1) above (other than War Risks) from the time coverage under (1) above ends until Provisional Acceptance.

            Note 3 War risks or equivalent coverage is required to protect against damage to, seizure by and/or destruction of the system by means of war, piracy, takings at sea and other warlike operations until the issuance of the Certificate of Provisional Acceptance of the System.

10.2 Upon the issuance of each policy relative to such insurance and not later than fifteen (15) calendar days prior to each policy renewal thereof, the Contractor shall furnish the Purchasers with evidence acceptable to the Purchasers including but not limited to a copy of the insurance policy and insurance certificate, evidence that the relevant premiums have been paid and that the said policy is and shall continue to be in full force, and an undertaking letter from the insurance company the provisions included above in sub-clauses 10.1 and 10.2 are in effect.

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10.3  If the Contractor fails to effect and/or keep in force any of the insurance specified in Sub-Clauses 10.1 and 10.2 hereof, the Purchasers may, without prejudice to any other rights they may have under the Contract, effect and keep in force any such insurance and pay the premium due or to take out new insurances satisfactory to them, in which event any sums so paid by the Purchasers shall become immediately due and payable by the Contractor to the Purchasers.

      Should the Contractor fail to make the payment within thirty (30) days of receipt of request for such payment, the Purchasers may then deduct the amount of the requested payment from any monies that are, or may become due to the Contractor, or recover the same as a debt due from the Contractor.

10.4 The Contractor shall comply with all terms and conditions and guarantees contained in all policies affecting the foregoing insurance and shall ensure that his insurance brokers and/or insurers give to the Purchasers such information in relation thereto which may be relevant to such insurance as the Purchasers may reasonably request.

10.5  Generalities applicable to insurance coverage are:

      a. The Contractor shall use a well-respected insurance company and shall be approved by the Purchasers.

      b. All deductibles relative to the above insurance coverage shall be paid by the Contractor.

      c. The insolvency, liquidation, bankruptcy or failure of any insurer providing insurance for the Contractor of its Sub-contractor, or failure of any such insurer to pay claims accruing, shall not be considered a waiver of nor shall it excuse the Contractor from any complying with any of the provisions of this Contract.

      d. Following a loss or damage, the Contractor shall remedy any such loss or damage with due diligence and dispatch and shall not wait for any insurance proceeds to affect the repairs.

      e. All of the insurance coverage shall provide that prior to any cancellation or material change thereto initiated by the underwriters, a sixty (60) calendar days notice will be forwarded to the Purchasers.

      f. The Contractor or the Purchasers, as the case may be, shall promptly give to the other party notice in writing of any claim made or proceedings commenced for which the Contactor or Purchasers claims to be entitled to indemnification under this Contract and shall confer with the other party concerning the defence thereof, shall permit such effect settlement of or compromise any such claim or proceedings without the other's prior written agreement.

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CLAUSE 11 SUSPENSION OF WORK

11.1 The Purchasers may, at their absolute discretion, order the Contractor to suspend all or part of the Work for such period of time as the Purchasers determine to be appropriate.

11.2 If, as a result of such suspension of Work, the Contractor incurs additional costs, or suffers loss in the discharge of its responsibilities under the Contract, then the Contractor shall be allowed to recover an amount equal to the costs and/or losses from the Purchasers upon Purchaser's approval, provided that :

      a. such costs or losses could not have been reasonably prevented by the Contractor, and

      b. the Contractor submits, within thirty (30) calendar days of the date of occurrence, a detailed claim for such costs or losses, supported by sufficient evidence to enable it to be validated by the Purchasers, and;

      c. the suspension was not caused by the default or negligence of the Contractor and/or its Sub-Contractor.

11.3 The Contractor shall be allowed an equitable extension in the time required for performance of any suspended work, or such longer or shorter period as may be mutually agreed by Purchasers, provided that the suspension was not caused by the default or negligence of the Contractor.

11.4 The agreed suspension and additional cost, if any, shall immediately be recorded in writing as a Contract variation as referred to in CLAUSE 12 (Variation During Execution) herein.

11.5 The Purchasers shall not be liable to the Contractor in the event of such suspension for any loss of profit or consequential damages whatsoever.

CLAUSE 12 VARIATIONS DURING EXECUTION

12.1 The Purchasers and the Contractor may mutually agree to make any variations to the provisions of the Contract as may be considered necessary during the execution of the Work.

12.2 Notwithstanding Sub-Clause 12.1 above, the Purchasers may instruct the Contractor to vary the Work, provided that such variations:

      a. shall not in total increase the Contract Price by more than ten percent (10%);

      b. are provided in writing and signed by a duly authorised representatives of purchasers; and

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      c.    shall be implemented within the time mutually agreed between
            Purchasers and Contractor for the completion of the Work.

12.3 The effect of such variations on the Contract Price shall be determined as follows:

      a. if the variations concern only quantities of equipment or services for which a unit price or rate is indicated in Part 2 (Price Schedule), the unit price or rate as the case may be shall be applied to CLAUSE 13 (Contract Price).

      b. If the subject of the variations is not covered by a unit price or rate in Part 2 (Price Schedule), the new unit price or rate shall be negotiated and mutually agreed by both Purchasers and Contractor.

12.4 Any changes in the Work resulting from the agreed final route survey report shall be treated as a Contract variation under sub-clause 12.1 and shall be priced using the unit prices provided in Part 2 (Price Schedule) and sub-clause 12.3.b above.

12.5 Any adjustment in time and cost in respect of the above Contract variations shall only be recognised or acceded to when the Contract variation has been agreed in writing by the Purchasers and the Contractor prior to the implementation of the Contract variation.

12.6 The Purchasers shall not be liable for any additional Work unless it is recorded in Contract variations. If the Contractor proceeds without such written authorisation, it shall be deemed a waiver by the Contractor of any and all claims for additional payments.

12.7  No claims for variations shall be made after final payment is made.

12.8 All variations during construction shall be accommodated in the contract amendment and shall be signed before the final payment.

CLAUSE 13 CONTRACT PRICE

13.1  CONTRACT PRICE

      The Contract Price at the time of the execution of the Contract is United States Dollar Eight Million Seven Hundred Forty Two Thousand and Eight Hundred Three and Ninety Two Cents only (US$ 8,742,803.92) as agreed to on entering into this Contract for the full and proper performance of the Work. The Contract Price is fixed and shall not be varied except as provided for in CLAUSE 12 (Variation During Execution).
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      The Contract price shall include any sums relating to special protection or special navigations aids with regard to cable or pipeline crossings during survey and installation activities and any cable depot storage costs incurred prior to the Provisional Acceptance Date.

      The Contract Price above mentioned excluding the Station Specific Option which is United States Dollar One Million One Hundred Sixty Five Thousand and Three Hundred Two and Forty Cents only (US$ 1,165,302.40).

      Breakdown of the Contract Price and the Station Specific Option is given in Part 2 (Price Schedule).

13.2  TAXES, LEVIES AND DUTIES

      13.2.1. The Contract Price shall include all taxes (i.e. customs duties, import taxes, VAT, Sales Tax and Japanese Consumption Tax/JCT), duties, levies and fees that may be imposed or levied in connection with the Work, whether in the country/territory of the Contractor, the Purchasers' countries/territories, or any other country/territory.

      13.2.2. Taxes incurred by the Contractor in the countries/territories of the Purchasers in respect of its personnel and Sub-Contractors including but not limited to business income tax, income tax, payroll tax and other taxes, contributions and levies that may be levied on the Contractor or the personnel, local agent or site office of the Contractor shall be borne by the Contractor.

      13.2.3. The Contractor shall be responsible for any portion of the inland transport, custom duties, import duties, VAT/Sales Tax/JCT relating to any of the Contract items as contained in Part 2 (Price Schedule) to pay directly to the relevant authorities in their countries/territories. The Contractor shall furnish the Purchasers with evidence including but not limited to a copy of the related inland transport, custom duties, import duties, VAT/Sales Tax/JCT payment within fifteen (15) days after the payment has been made. Each Purchaser shall separately reimburse such inland transport, custom duties, import duties, VAT/Sales Tax/JCT in the Contract currency (in case of payment of such taxes in other currency, by applying the conversion rate used upon importation or original tax payment) based on a monthly and actual basis. Such adjustment of inland transport, custom duties, import duties, VAT/Sales Tax/JCT of shall be recorded as a Contract Variation.

      13.2.4. The Purchasers and Contractor shall use their best endeavors to have all supplies made exempt from all taxes, custom duties or other applicable levies, fees, charges and duties related to the importation or installation in the Purchasers' countries.

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13.3  WITHHOLDING TAX

      The Contractor shall be responsible for any tax that might be incurred by the Contractor in the Purchasers' countries as a result of incomes or revenue obtained by the Contractor arising from and/or in connection with the Contract. If withholding taxes are payable in the Purchasers' countries, the Purchasers shall withhold such sums from the Contractor taking into account the bilateral fiscal agreement between Purchasers' and Supplier's countries to avoid double taxation and pay to the relevant authorities in accordance with the applicable laws.

CLAUSE 14 ASSIGNMENT AND SUB-CONTRACTED WORK

14.1 The Contractor shall not, without prior written consent of the Purchasers, assign the Contract or sub-contract any significant part of the Work, or assign, mortgage, charge or encumber any benefit whatsoever arising or which may arise under the Contract. Such assignment or sub-contracting may only be consented to by the Purchasers in so far as the laws and regulations applicable in the countries of the Purchasers so permits. In any event, the Contractor shall not be relieved of the responsibility under the Contract for such parts of the Work as are sub-contracted and the Contractor shall be responsible and liable for the acts or defaults of any Sub-contractor or their employees, servants and agents, as fully as if they were the acts or defaults of the Contractor or the Contractor's employees, servants and agents.

14.2. The Contractor shall ensure that any Sub-Contracts entered into by the Contractor shall contain such provisions of this Contract as should be made applicable to such Sub-contracts.

14.3. In the event of termination under this Contract, the Contractor shall assign to the Purchasers, at the Purchasers' option, any Sub-contract which the Contractor has with its Sub-Contractors in respect of the Work so contracted out by the Contractor to these Sub-Contractors.

14.4. In the event of termination of this contract, the Contractors hold the Purchaser harmless from any Sub-Contractor's claim.

14.5 Any assignment, mortgage, charge, encumbrance or Sub-contract in contravention of this Clause shall, as against the Purchasers, be void and of no effect, and may be ignored by the Purchasers.

14.6 The Contractor shall protect, defend, indemnify and keep indemnified the Purchasers against all claims, demands, actions, suits, proceedings, writs, judgement, orders, decrees, damages, losses and expenses suffered or incurred by them arising out of or related to such assignment, mortgage, charge, encumbrance or Sub-contract.

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14.7  Any change of any significant Sub-contractor during the execution of the
      Work shall need the prior written consent of the Purchasers.

CLAUSE 15 TERMS OF PAYMENT

15.1  Responsibility for payment

      15.1.1. The liability of each of the Purchasers for payments to the Contractor for the Work to be performed in accordance with the Contract shall be limited to their respective portion of the total CIF price as follows :

                        TABLE OF LIABILITY IN PERCENTAGE

------------------------------------------------------------------
           Purchasers                        Liability Percentage
------------------------------------------------------------------
Telekom Malaysia                                    50
------------------------------------------------------------------
PT Telekomunikasi Indonesia, Tbk                    50
------------------------------------------------------------------


              The above liability percentage is based on total CIF price as given in Part 2 (Price Schedule).

              Each Purchaser shall be liable for custom duties, import duties, VAT/Sales Tax and JCT paid by the Contractor to the authorities in respective countries/territories based on actual basis as referred to Appendix 1.4 (Letter of Acceptance and Acknowledgement of Acceptance).

              No individual Purchaser will be liable to the Contractor in any way whatsoever for payments defined as the responsibility of the other Purchaser.

              The Contractor shall invoice separately to respective Purchasers overhead cost (i.e. custom duties, import duties, inland transport fee), VAT/Sales Tax and JCT.

      15.1.2. No payment (final or otherwise) made under or in connection with this Contract shall be the conclusive evidence of the Contractor's performance of the Work, or of this Contract, in whole or in part, and no such payment shall be construed to constitute the acceptance of defective, faulty or improper Work.

15.2  BILLING SCHEDULE

      The Billing Schedule is given in Part 3 (Billing Schedule).

15.3  BILLING PROCEDURES

      15.3.1 The Contractor shall render all invoices together with supporting documents to each of the Purchasers to the addresses as follows :

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             ADDRESSES FOR NOTICES TO PURCHASER #1
             Telekom Malaysia Berhad
             International Investment Unit
             11th Floor, Wisma Telekom
             Jalan Pantai Baharu
             59200 Kuala Lumpur
             Malaysia
             Attention       :           Mr. Rozhan Zainuddin
             Telephone       :           +603 2020 3386
             Faximile        :           +603 2284 9697
             Email           :           rozhan@telekom.com.my

             ADDRESSES FOR NOTICES TO PURCHASER #2
             PT. Telekomunikasi Indonesia, Tbk
             T2TIS Project Director
             Jalan DR. Soepomo 139,2nd Floor
             Jakarta, 12810
             Indonesia
             Attention       :           Ms. Krishna Utami
             Telephone       :           +62 21 837 92400
             Faximile        :           +62 21 837 01000
             Email           :           utamik@telkom.co.id

      15.3.2 Invoices shall be received by each Purchaser monthly after Contract signing for whichever Billing milestone(s) completed and should be no later than 30th calendar day of the appropriate month.

      15.3.3 Invoices shall be submitted in an agreed format. The monthly invoices to the Purchasers shall show the total prices and the relevant Billing milestone(s) billed in accordance with Part 3 (Billing Schedule). The amount due to the Contractor on each such invoice from the Purchasers shall be computed in accordance with Sub-Clause 15.1 and the amount payable by each Purchaser shall be clearly stated in each invoice.

      15.3.4 No invoice shall be submitted claiming payment earlier than that set out in Part 3 (Billing Schedule).

      15.3.5 An invoice shall be deemed to have been accepted for payment if the Purchasers do not present a written objection on or before the date in which the payment had been due.

      15.3.6 In the event that the Purchaser objects to an invoice as mentioned in Sub-Clause 15.3.5 above, the Purchasers and the Contractor shall make every reasonable effort to settle promptly the dispute concerning the invoice in question. Notwithstanding the fact that in the meantime another invoice concerning a different milestone may have been submitted and accepted by the Purchasers, upon settlement of said dispute, the Contractor shall be entitled to resubmit the corrected invoice in accordance with Sub-Clause 15.3.7 a below.

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      15.3.7 Timing of Billing

             a. The Contractor shall bill according to Part 3 (Billing Schedule). Billing shall be on monthly basis. Only completed Billing Milestones as defined in Part 3 (Billing Schedule) within a particular billing period shall be eligible for claims.

             b. Actual VAT/Sales Tax paid to the authorities in Purchasers' countries/territories by the Contractor during the billing period shall be billed in the same manner as and in conjunction with the monthly invoices for the GIF price as given in Part 2 (Price Schedule).

             c. Contract variations agreed in accordance with CLAUSE 12 (Variations During Execution) above shall be billed as follows:

                   1) the value of Contract variations determining a net credit to the Purchasers shall be offset in the invoice that the Contractor is due to issue subsequent to the relevant contract variation signature; and

                   2) the value of Contract variations determining a net debit to the Purchasers shall be debited in the invoice that the Contractor is due to issue at Provisional Acceptance Date.

15.4  LETTER OF GUARANTEE AGAINST PAYMENTS

      15.4.1 The Contractor shall, at least thirty (30) days before payment of BM 0 according to Part 3 (Billing Schedule) is due, deposit a Letter of Guarantee against Payment for the same amount of BM 0 payment payable (including VAT/ Sales Tax and JCT portion) by the Purchasers to the Contractor, and send the original Letter of Guarantee Against Payment to each of the Purchasers.

      15.4.2 Such Letter of Guarantee against Payment to be issued in accordance with the format given in APPENDIX 1.2 (Letter of Guarantee against Payment) shall remain in force until the issue of a Certificate of Provisional Acceptance or the settlement of all claims arising from termination of the Contract.

      15.4.3 In the event of default by the Contractor in carrying out its responsibilities under the Contract, or of frustration of the Contract by law for any reason, the Purchasers have the right to call in the amount represented by the Letter of Guarantee against Payments in accordance with the terms of such Letter.

      15.4.4 The invocation of the Letter of Guarantee against Payments shall not limit the rights of the Purchasers to take such actions to enforce any remedies that are otherwise includes in the Contract, or are available in law or in equity.

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      15.4.5 No payment of BM 0 shall be due from the Purchasers before the submission by the Contractor of such a letter of Guarantee against Payments.

15.5  PAYMENT PROCEDURES

      15.5.1 The amount payable to Contractor shall be paid within Sixty (60) days of the date the respective cover letter and invoice is received by the Purchaser subject to receipt of all supporting documents as mentioned in Part 3 (Billing Schedule).

      15.5.2 If the due date for any payment by any of the Purchaser is not a Business Day in the respective Purchaser's country, the payment due date shall be the next succeeding Business day.

      15.5.3 In the event of the Purchasers' late payment of any amounts due to, interest shall be charged on those amounts due for the number of days amounts are overdue, at an annual rate equal to one month LIBOR on the due date plus one percent (1%).

      15.5.4 All payments to the Contractor shall be made by Purchaser. All amounts due to the Contractor in respect of this contract shall be paid in the name of NEC Corporation to the following bank account:

             NEC Corporation
             Saving Account No. 2657305
             Sumitomo Mitsui Banking Corporation
             Tokyo Main Office
             3-2, Marunouchi 1-chome, Chiyoda-ku
             Tokyo, Japan

             All bank transfer fee that occurred due to the payment shall be borne by the Contractor and deducted by the purchaser from the amount to be paid.

      15.5.5 Upon the payment of item BM 13 under Part 3 (Billing Schedule) by the Purchasers to the Contractor, the Purchasers shall thereby be released from all claims whatsoever of the Contractor, whether at law or in equity, contract or tort, or otherwise by reason of anything arising out of or relating to the Contract.

CLAUSE 16 TRANSFER OF TITLE

      16.1 The title of the System shall be transferred from the Contractor to the Purchasers as and when the Provisional Acceptance Certificate is issued. The transfer of title shall not absolve or release the Contractor from its obligations and its liabilities under the Contract.

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      16.2  Upon transfer of title to the Purchasers of the System upon
            Provisional Acceptance, the Contractor warrants that the System is free from valid liens, any claims including from the third party, charges, encumbrances and security interests arising by and through the Contractor and/or under its Government's rules and regulations.

            Upon the transfer of title of the System to the Purchasers, the Contractor also warrants that the System has fulfilled all statutory requirements and permits including but not limited to any governmental, non-governmental and crossing permits, with respect to the performance of the Work.

CLAUSE 17 ACCEPTANCE

      17.1  GENERAL

            Acceptance of the System shall be in two (2) stages which are as follows:

            a.    Provisional Acceptance of the System; and

            b.    Final Acceptance of the System.

            The System shall be accepted as a whole in accordance with Part 4 (Technical Specification) and the Billing Milestone criteria as detailed in Part 3 (Billing Schedule).

      17.2  ACCEPTANCE TEST PROGRAMME

            At least two (2) months before the planned date of the start of the Provisional Acceptance testing of a the System the Contractor shall submit to the Purchasers for approval a test programme and an Acceptance Handbook for the conduct of the Acceptance Tests, as detailed in Part 4 (Technical Specification).

      17.3  ACCEPTANCE TESTS OF THE SYSTEM

            In order to determine the acceptability of the completed System thereof, the Contractor shall carry out tests in accordance with
            Part 4 (Technical Specification).

            At least two (2) weeks before the planned date of the start of the acceptance testing of the Provisional Acceptance Test the Contractor shall submit a written notification to the Purchasers.

            The Contractor shall permit the Purchasers or their designated representative to observe such test and to review the test results.

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      17.4  PURCHASERS' TESTS

            The Contractor shall make the System thereof available to the Purchasers for testing in accordance with Part 4 (Technical Specification).

      17.5  NOTICE OF ACCEPTANCE OR REJECTION

            17.5.1 Within fifteen (15) days of receipt of the Provisional
                   Acceptance Tests results of the completed System, the Purchasers shall give notice to the Contractor that
                   Purchasers:

                   a. propose to issue a Certificate of Provisional Acceptance in accordance with Clause 17.6 here below; or

                   b. do not accept the System, nor propose to issue a Certificate of Provisional Acceptance.

            17.5.2 On receipt of a notice pursuant to Sub-Clause 17.5.1.b.
                   hereabove, the Contractor may make representations to the Purchasers in explanation of disputed results of the Acceptance Tests and the Purchasers may, if satisfied as a result of that explanation, issue a new notice pursuant to Sub-Clause 17.5.1.a. hereabove which shall be deemed to have been issued on the date of the original notice under Sub-Clause 17.5.1.a.

            17.5.3 In case of rejection, and if the explanation by the
                   Contractor foreseen in Sub-Clause 17.5.2 here-above is not accepted by the Purchasers, the Contractor shall carry out the necessary corrective actions and will effect a new series of tests on the rejected equipment. After receipt of the results, the Purchasers will be granted a new period of fifteen (15) days to analyse the new results and the provisions of Sub-Clause 17.5.1 shall apply from the date the Purchasers receive these latest results.

      17.6  PROVISIONAL ACCEPTANCE OF SYSTEM

            17.6.1 When the Purchasers are satisfied that the System has been completed in accordance Part 4 (Technical Specification) and other requirements of the Contract, they shall issue a Certificate of Provisional Acceptance and the System shall be deemed to be provisionally accepted and shall vest in the Purchasers, on whichever is the later of the following dates, the actual deemed date of issue of the notice under Sub-Clause 17.5.1 or the Provisional Acceptance Date.

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            17.6.2 The Certificate of Provisional Acceptance may be unqualified or may have annexed to it a deficiency list that does not affect the normal operation and maintenance of the System in compliance with the requirements of the Contract and the timetable for the remedy of such outstanding items.

            17.6.3 The Contractor shall as soon as practicable remedy the deficiencies indicated in all such listed items, in accordance with the timetable annexed to the Certificate of Provisional Acceptance, so as to ensure full conformance with the requirements of the Contract and so long as any such items are outstanding, the Contractor shall continue to carry the risk in respect of that items.

            17.6.4 As from the date of vesting determined in accordance with
                   Sub-Clause 17.6.1, the Purchasers shall assume the risk in respect of all parts of the System (except as mentioned in Sub-Clause 17.6.3 above) and responsibility for its maintenance.

      17.7  FINAL ACCEPTANCE OF SYSTEM

            17.7.1 At the end of and no later than sixty (60) days after the expiration of the five (5) year warranty period and after the satisfactory completion of the Final Acceptance tests of the System, defined in Chapter 10 of Part 4 (Technical Specification), and provided that the Contractor has fulfilled his responsibility under the Contract, the Purchasers shall issue a Certificate of Final Acceptance.

            17.7.2 The issuance of this Certificate shall not be unreasonably withheld or delayed, but in the event that a pattern of failure or pattern of degradation develops that is likely to cause the System to fail to meet the requirements of the Contract or such other performance levels agreed upon by the Purchasers over the twenty five (25) year design life of the System, Final Acceptance may be withheld until it can be demonstrated to the satisfaction of the Purchasers that such failures should not continue. In such event, the validity of the Performance Guarantee provided for under Sub-Clause 6.1 shall be extended until the Certificate of Final Acceptance is issued.

            17.7.3 The Certificate of Final Acceptance will not apply to those parts which may have been replaced during the warranty period or to those parts having been the subject of an extension of warranty according to the provisions of Sub-Clause 18.3 hereof.

            17.7.4 At the discretion of the Purchasers, the Final Acceptance tests programme may consist of a repetition of a part or the whole of the tests of the Provisional Acceptance test programme.

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            17.7.5 The Purchasers reserve the right to dispense with the Final
                   Acceptance Tests.

      17.8  COSTS OF ACCEPTANCE

            All expenses incurred by the Contractor (including testing apparatus and technical staff) in the execution of the Acceptance procedures defined in Chapter 10 of Part 4 (Technical Specification) shall be borne by the Contractor.

CLAUSE 18 WARRANTY

      18.1 The warranty period of the System shall be five (5) years commencing on the date of Provisional Acceptance. During this period, the Contractor warrants that the System, including its spares, shall conform fully, over the twenty-five (25) years design life, to the requirements of the Contract or such other performance levels agreed upon as acceptable by the Purchasers and that no pattern of failure or pattern of degradation shall have developed that is likely to cause the System to fail to meet the requirements of Part 4 (Technical Specification) over the twenty-five (25) years design life. The Contractor shall not be responsible for failure of performance resulted from modification, misuse, neglect, accident or abuse by the Purchasers if the Contractor provide the justifiable evidence.

      18.2  a.    The Contractor shall perform any repair required to restore the System to the requirements of the Contract or such other performance levels agreed upon by the Purchasers, if the System should fail to meet such requirements at any time during the warranty period or has developed a pattern of failure or pattern of degradation that is likely to cause the System to fail to meet such requirements. However, the Purchasers shall be entitled to elect, to make repairs, including at sea repairs which are covered by the warranty.
                  Any equipment discovered to be defective or faulty and recovered during a warranty repair shall be returned to the Contractor at Purchaser's request and at Purchaser's expense.
                  The Contractor shall reimburse the Purchasers for the cost of such repairs within sixty (60) days from receipt of a relevant notice issued by the Purchasers. The Contractor shall be entitled to have a representative on board ship to observe at sea repair. Such repairs by the Purchasers shall not in any way diminish the Contractor's obligations under the warranty.

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            b.    The Contractor shall bear the total cost of each repair
                  required during the warranty period. This cost shall include but not limited to the cost of any vessels and/or any costs arising from burial or reburial, the components, equipments or materials requiring replacement, the cost of any additional equipment necessary to effect the repair, the cost of making the repair, the cost of labour and engineering assistance or development required to make the repair and all associated costs such as but not limited to shipping and customs and services that may be required to make the repair.

      18.3 Any defective part repaired or replaced during the warranty period shall itself be subject to a further warranty period of five (5) years.

      18.4 If during the warranty period defects are found on repeated occasions in any part or parts of the System or if a pattern of failure or pattern of degradation is likely to cause any part or parts to fail to meet the specified requirements over the twenty-five (25) years design life, such part or parts shall not be repaired but shall be replaced by new part(s) at the request of the Purchasers, including all the appropriate spares.

            18.4.1 For the purpose of this Clause, a pattern of failure or pattern of degradation shall be deemed to exist if:

                   a. the Purchasers have notified the Contractor that in their reasonable opinion failures of the same or similar mechanisms have occurred which show a deterioration of Network performance that will render the Network outside its specification during its design life, and

                   b. the Contractor, having carried out an investigation, cannot demonstrate to the reasonable satisfaction of the Purchasers that:

                        1) the failures/deteriorations are within the predictions of the reliability model or MTBF figures;

                        2) the failures/deteriorations are not due to a design defect in the component or its application; or

                        3} the failures/deteriorations only apply to a limited number of parts, for example, as the result of a manufacturing (or batch related) inconsistency.

            18.4.2 The investigation into the cause of any
                   failures/deteriorations and any associated remedial action shall be carried out by the Contractor within a reasonable time-scale with regular progress reports as requested by the Purchasers.

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      18.5  In addition, the Contractor shall pay to the Purchasers all the expenses (if any) incurred by the Purchasers in testing or examining any part of the System for the purpose of or in connection with this Clause or in or about or in connection with the making good, replacing or repairing any part of the System.

      18.6 The Contractor shall make every effort to minimise the period of time that the System is out of service for repair and testing. For failures or any situations which cause or risk to cause an outage of the System, the Contractor shall undertake to initiate a corrective intervention immediately but in any case no later than two (2) days after reception of a notice from the Purchasers.

      18.7 The Contractor shall effect all repairs of the System through the use of repair materials supplied by Contractor. However, the Contractor with the agreement of the Purchasers, may use the materials needed to effect a repair from the Purchasers' available spare materials, components or equipment. The Contractor shall replace, in kind, such material supplied from the Purchasers' spare stock or, at the option of the Purchasers, reimburse the Purchasers for the original price to them of such materials. The replacement of, or reimbursement for, such materials shall be made at a time mutually agreed upon by the Purchasers and the Contractor, but in no event shall the replacement or reimbursement be delayed beyond such time as the Purchaser's actual spare stock of such materials falls below fifty percent (50%) of the Purchaser's established stock level for such materials.

      18.8 If the Contractor delays the return of the repaired materials or Purchaser's spare stock used for repair activities as stated in Sub-clause 18.7, then the Contractor shall be imposed one point three percent (1.3%) of the repair cost of the materials per day so delayed, up to cumulative maximum of ten (10) weeks. Such impose shall not release the Contractor from obligations to replace or reimburse such materials as stated in Sub-Clause 18.7.

      18.9 The repair or replacement of any faulty unit or equipment includes the delivery to the Purchasers of a descriptive report of the fault found and, when appropriate, of the repair carried out on such faulty unit or equipment. The maximum period for repair of the units (including shipping and customs clearance), shall be as per Table 5.1 Chapter 5 of Part 4 (Technical Specification) from the date of reception of the unit by the Contractor's.


CLAUSE 19 LONG TERM SUPPORT

      19.1 For a period of twenty-five (25) years starting on the Provisional Acceptance Date, the Contractor shall supply to the Purchasers:

            a. technical support and advice in respect of the design, maintenance and operation of the System.

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            b.    supplies, replacement equipment, repair service and software support to the System at a reasonable price as indicated in Sub-clauses 19.5 and 19.6.

      19.2 Where identical parts or components cannot be supplied, the Contractor shall provide equivalent and compatible parts, and shall be responsible for any adaptive engineering work and all implementation documentation that may be necessary.

      19.3 Notwithstanding sub-clause 19.2, if for any reason the Contractor intends to cease manufacturing identical or fully compatible spare parts and replacement equipment, the Contractor shall give a minimum of one (1) year's prior written notice to the Purchasers to allow the Purchasers to order from the Contractor any required spare parts and replacement equipment and shall forthwith provide full details of the arrangements to provide equivalents. However, the Contractor shall not cease to manufacture such parts and equipment before the expiration of the warranty period, as described in CLAUSE 18 (Warranty).

      19.4  In the event that the Contractor fails to comply with Sub-clauses
            19.2 and 19.3, or if this Contract is terminated for default, the Purchasers may require the Contractor to provide to the Purchasers in accordance with CLAUSE 25 (Safeguarding of Information and Technology) the Software provided hereunder, and to provide to the Purchasers any and all manufacturing drawings and related specifications as well as bills of materials giving the description, in-house numbers and/or code numbers for all such parts or equipment including Software, or in cases where the parts or equipment were not manufactured by the Contractor, the manufacturers' names, description of the parts or equipment and code numbers, and giving tolerances for matching or equivalent parts or equipment and finally, for matched parts or equipment, giving lists of matched parameters and tolerances. Legible copies and microfilms thereof shall be considered as acceptable.

      19.5 The applicable prices for the five (5) years after the Provisional Acceptance will be the prices included in the Part 3 (Price Schedule) duly revised through a formula in which sixty percent (60%) of the price shall be fixed and forty percent (40%) of the same shall be readjustable according to price indices submitted by the Contractor. The readjustment will not exceed three percent (3%) per year.

      19.6 For the following years after the aforementioned five (5) years period and up to the completion of the life time of the System for long term support, the applicable prices shall not be higher than the prevailing market prices and shall be agreed upon by the Parties. At least one (1) year prior to the expiry of said period, the Contractor shall inform the Purchasers of the list of the items of equipment that it intends to stop manufacturing.

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CLAUSE 20 DELAY IN SYSTEM COMPLETION

      20.1 Subject to the provisions in CLAUSE 11 (Suspension of Work), CLAUSE 12 (Variations During Execution) and Sub-Clause 20.2, the Contractor shall complete the supply and installation of the System by the Provisional Acceptance Date as specified in Plan of Work (Part 5).

      20.2 If the execution of the Work shall, without the default or negligence on the part of the Contractor, be delayed by reason of any event of Force Majeure and subject to Sub-clause 20.3 the Contractor may be granted such extension of time for completion as shall be mutually agreed with the Purchasers, without any financial claim from the Contractor to the Purchasers.

      20.3 In connection with Sub-clause 20.2 and provided that the Contractor proves that there is insufficient contingency time in Part 5 (Plan of Work) to cover any delay, any extension of time for completion will only be considered by the Purchasers if the Contractor notifies the Purchasers of the cause of delay within fourteen (14) calendar days of commencement of the delay and provides to the Purchasers, either on completion of the Work or at an appropriate stage in the Work, satisfactory evidence of the effects of the delay.

      20.4 If the System is not completed in accordance with CLAUSE 5 (Completion Date) as specified in Plan of Work (Part 5) or by the end of the period of extension agreed upon under CLAUSE 11 (Suspension of Work), CLAUSE 12 (Variations During Execution) or Sub-Clause 20.2, the Contractor shall pay to the Purchasers by way of liquidated damages and not as a penalty an amount not exceeding ten percent (10%) of the Contract Price and calculated as follows :

            0.06666% of the Contract Price per calendar day for a maximum period of one hundred fifty (150) days from the Provisional Acceptance Date or from the end of any period of extension agreed upon under CLAUSE 11 (Suspension of Work), CLAUSE 12 (Variations During Execution) or Sub-Clause 20.2 and during which period the Certificate of Provisional Acceptance continues not to have been granted.

      20.5 Liquidated damages applied in accordance with Sub-Clause 20.4 shall be paid by the Contractor within sixty (60) days from the date of notification by the Purchasers of the application of such damages.

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      20.6  Should the Contractor default in the payment of liquidated damages applied under the terms of this Clause, the Purchasers shall have the right to obtain compensation by making deductions from any payments due or to become due to the Contractor and/or by recovering such sums as a debt or by forfeiture in part or in whole by means of the Letter of Performance Guarantee.

CLAUSE 21 TERMINATION FOR CONVENIENCE

      21.1 The performance of Work under the Contract may be terminated by the Purchasers in whole, or from time to time, in part, whenever the Purchasers shall so determine. The Purchasers shall deliver to the Contractor a written notice, the "Notice of Termination", specifying the extent to which performance of Work under the Contract is terminated and the date upon which such termination becomes effective.

      21.2 On receipt of such a Notice of Termination, unless otherwise directed by the Purchasers in the notice, the Contractor shall:

            a. stop Work under the Contract on the date and to the extent specified in the Notice of Termination;

            b. place no further orders or contracts for materials, services, or facilities except as may be necessary for completion of any portion of the Work under the Contract which is not terminated;

            c. use every efforts to terminate all orders and contracts to the extent that they relate to the performance of Work terminated by the Notice of Termination;

            d. assign to the Purchasers, in the manner, at the time and to the extent directed by the Purchasers, all of the Contractor's rights, title and interest under the orders and contracts so terminated;

            e. use every efforts to settle all outstanding liabilities and all claims arising out of such termination of orders and contracts, with the Purchasers' approval or ratification to the extent they may require, which approval or ratification shall be final for all the purposes of this present Clause;

            f. transfer title and deliver to the Purchasers in the manner, at the time, and to the extent (if any) directed by Purchasers:

                  1) the fabricated or unfabricated parts, work in progress, completed work, supplies, and other material produced as part of, or acquired in connection with the performance of the Work terminated by the Notice of Termination, and

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                  2)    the completed or partially completed plans, drawings,
                        information and other property which, if the Contract had been completed, would have been required to be furnished to the Purchasers ;

            g. use every efforts to sell, in the manner, at the time, to the extent and at the price or prices directed or authorised by the Purchasers, any property of the types referred to above, provided, however, that the Contractor :

                  1) shall not be required to extend credit to any Purchasers; and

                  2) may acquire any such property under the conditions prescribed by and at a price approved by the Purchasers ; and provided further that the proceeds of any such transfer or disposal shall be applied in reduction of any payments to be made by the Purchasers to the Contractor under this Contract or paid in such other manner as the Purchasers may direct ;

            h. complete performance of such part of the Work as may not have been terminated by the Notice of Termination and

            i. take such action as may be necessary, or which the Purchasers may direct, for the protection and preservation of the property related to the Contract which is in the Contractor's possession and in which the Purchasers have or may acquire an interest.

      21.3 After reception of a Notice of Termination the Contractor shall submit to the Purchasers a written termination claim. Such claim shall be submitted promptly, but in no event later than six (6) months from the effective date of termination.

      21.4 In the settlement of any such partial or total termination claim, the Purchasers payment to the Contractor shall be limited to the following:

            a. the price for completed Work, based on Part 2 (Price Schedule) of this Contract;

            b. fair and reasonable sum in respect of partially completed work prorated where practicable based on Part 2 (Price Schedule) of this Contract hereto;

      21.5 In arriving at the amount due to the Contractor under this Clause, there shall be deducted all monies paid or due to be paid to the Contractor, any liabilities which the Contractor may have to the Purchasers and the agreed price for or the proceeds of sale of any materials and supplies acquired by the Contractor or sold, pursuant to the provisions of this present Clause, and not otherwise recovered by or credited to the Purchasers.

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      21.6  If the termination is partial, before the settlement of the terminated portion of the Contract, the Contractor may submit to the Purchasers a written request for any equitable adjustment of the price or prices specified in the Contract relating to the portion of the Contract not terminated by the Notice of Termination prorated where practicable, based on Part 2 (Price Schedule) hereto and such equitable adjustments as may be agreed by the Parties shall be made.


      21.7 The Purchasers may, from time to time, under such terms and conditions as they may prescribe, approve partial payments and payments on account against costs incurred by the Contractor in connection with the terminated portion of the Contract if in the opinion of the Purchasers the total of such payments is within the amount to which the Contractor will be entitled here-under. If the total of such payments is in excess of the amount finally agreed or determined to be due under this Clause, such excess shall be payable by the Contractor to the Purchasers on demand or recovered by the Purchasers from the Letter of Performance Guarantee.

      21.8 For a period of six (6) months after final settlement under the Contract, the Contractor shall preserve and make available to the Purchasers at all reasonable times at the Contractor's premises, but without cost to the Purchasers, all books, records and documents bearing on costs and expenses under the Contract relating to the work terminated under this Clause.

CLAUSE 22 TERMINATION FOR DEFAULT

      22.1  If the Contractor:

            a.    fails to comply with Part 5 (Plan of Work); or

            b. fails to make progress so as to significantly endanger the performance of the Contract; or

            c. is in material breach of any of the provisions of the Contract;

            then the Purchasers may give fourteen (14) days notice in writing to the Contractor to make good the neglect, failure or breach.

      22.2 If the Contractor fails to comply with the notice referred to above within thirty (30) days from the date the notice was given, then the Purchasers may, subject to the provisions of this CLAUSE 22 (Termination For Default), by written Notice of Termination for default to the Contractor, terminate the whole or any part of the Contract without waiting for Arbitration's decision as mentioned in CLAUSE 33 (Settlement Of Dispute).

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      22.3  The Contractor shall not be in default, if any failure to perform the Contract arises out of Force Majeure or the acts or failure to act of the Purchasers.

      22.4 If this Contract is terminated as provided in Sub-Clause 22.2 above, the Purchasers, in addition to any other rights provided in CLAUSE 33 (Settlement Of Dispute), may require the Contractor to transfer title and to deliver to the Purchasers in the manner and to the extent as directed by Purchasers, any completed equipment, material or supplies, and such partially completed cable and materials, parts, tools, dies, jigs, fixtures, plans, drawings, information, and Contract rights as the Contractor has had specifically produced or specifically acquired for the performance of such part of this Contract as may have been terminated and which if this Contract had been completed, would have been required to have been furnished to the Purchasers. In addition, the Contractor shall, upon the direction of the Purchasers, protect and preserve property in its possession in which the Purchasers have an interest. The Contractor shall be paid the prices specified in Part 2 (Price Schedule) for completed equipment, material and supplies delivered and services performed, and the amounts agreed upon by the Purchasers and the Contractor for the manufacturing materials delivered to the Purchasers by the Contractor, and for the protection and preservation of property in which the Purchasers have an interest.

      22.5 If this Contract is terminated in accordance with Sub-Clause 22.2, the Purchasers may elect to take over and to complete the Work. In such event, the Contractor, shall, without prejudice to any other rights or remedies of the Purchasers hereunder, be liable to the Purchasers for all costs so incurred by them in excess of the Contract Price, taking into account any sums due under this Contract to the Contractor for Work commenced, partly executed or completed and accepted by the Purchasers or materials, plant, machinery, tools and implements and other things purchased, used or to be used in connection with the Work.

      22.6 If the Contract is terminated in accordance with Sub-Clause 22.2, the Contractor shall not be relieved from any liability for damages or other remedies which may have been incurred by reason of any breach of the Contract. This shall include, but is not limited to, the invocation of the Performance Guarantee.

CLAUSE 23 TERMINATION BECAUSE OF FORCE MAJEURE

      23.1 In the event that the Contractor is unable to execute the Contract because an event of Force Majeure, then the Contractor who take the effect of Force Majeure shall give writing notice within fourteen
            (14) days to the Purchaser after the Force Majeure event occurred.

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      23.2  In the event that the Contractor is unable to execute the Contract for a period of more than three (3) calendar months because an event of Force Majeure, the Contractor may apply to the Purchasers for termination of the Contract. If the Purchasers are in agreement with such application, then the Contract may be so terminated.

      23.3 In the event that the Contractor is delayed or prevented from performing any of its obligations under the Contract by an event of Force Majeure, but not including events of Force Majeure that preclude the Purchasers from fulfilling their responsibilities under the Contract, and such cause shall continue to a delay or prevent continuance of the Work for a continuous period of three (3) calendar months or more, the Purchasers may terminate the Contract.

      23.4 Upon termination as provided for in Sub-Clauses 23.1 and 23.2 above, the Purchasers shall have the right to instruct the Contractor to transfer to the Purchasers, the title in any equipments or materials held by the Contractor or its Sub-Contractors under the Contract.

      23.5 In the event that payments already made to the Contractor under this Contract exceed the value of those items retained or obtained under the Sub-Clause above, then the Contractor shall repay such excess to the Purchasers within thirty (30) days from the date of notification and if not paid shall be a debt due to the Purchasers recoverable in a civil action.

CALUSE 24 TERMINATION BECAUSE OF BANKRUPCTY OR WINDING-UP

24.1 The Purchaser may at any time by notice in writing terminate the Contract without compensation to the Contractor in any of the followings events:

      a. If the Contractor or any partner in that firm, shall at any time become bankrupt, or shall have a receiving order or administration order made against him or shall make any composition or arrangement with or for the benefit of his creditors, or shall purport to do so, or any application shall be made under any Bankruptcy Act for the time being in force for sequestration of his estate or a trust deed shall be granted him for the advantage of his creditors.

      b. If the Contractor being a Company shall pass a resolution for winding up or the Court shall make an order that the Company shall be wound up (in either case other than for the purposes of reconstruction), or if receiver or manager on behalf of a creditor shall be appointed, or if circumstances shall arise which entitle the Court or a creditor to appoint a receiver or manager which entitle the Court to make a winding up order.

      c. Provided always that such determination shall not prejudice or affect any right of action or remedy which shall have accrued, or shall accrue thereafter to the Purchasers.

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CLAUSE 25 INTELLECTUAL PROPERTY - INDEMNITY

25.1 The Contractor shall fully indemnify and keep indemnified the Purchasers against all actions, claims, demands, costs, charges and expenses arising from or incurred by reason of any infringement or alleged infringement of any patents, copyright, or any similar protection of intellectual property by the use or sale by the Purchasers of any of the proprietary information or materials supplied by the Contractor under the Contract, but such indemnity shall not cover any use of the proprietary information or materials otherwise than for the purpose indicated by or reasonably inferred from the Contract.

25.2 In the event of any infringement or alleged infringement or any claim being made or action brought against the Purchasers arising out of the matters referred to in this clause:

      a. the Contractor shall, as soon as reasonably practicable, be notified and shall :

            1) at its own expense conduct all negotiations for the settlement of the same, and any litigation that may arise therefore ;

            2) give to the Purchasers such reasonable security as shall from time to time be required by the Purchasers to cover the amount ascertained or agreed or estimated, as the case may be, of any compensation, damages, expenses and costs for which the Purchasers may be liable ;

      b. The Purchasers shall, at the request of the Contractor, afford all reasonable assistance for the purpose of contesting any such claim or action, and shall be repaid any expenses incurred in so doing. The Purchasers shall not make admission prejudicial to the Contractor's contesting such claim or action insofar as they are legally able to avoid making any such admission;

      c. In the event that the Contractor fails to take over the conduct of the negotiations and litigation within thirty (30) days of being notified of any claim or action, or fails to provide the Purchasers with any security required by the Purchasers under this Sub-Clause, the Purchasers shall be released from their obligations under Sub-Clause 25.2 (b) and reimbursed by the Contractor for all such expenses and payments.

25.3 If the System or any part thereof is held to constitute infringement and is subject to an order restraining its use or providing for its surrender or destruction, the Contractor shall at its own expense immediately either:

      a. procure for the Purchasers the right to retain and continue to use the System;

      b.    or modify the System so that it becomes non infringing.

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25.4  The Contractor has no liability for any claim of infringement based upon alteration or modification of any software supplied hereunder without the Contractor's consent.

CLAUSE 26 SAFEGUARDING OF INFORMATION AND TECHNOLOGY

26.1 Ownership of any information provided by the Contractor to the Purchasers or by the Purchasers to the Contractor shall remain with the party providing the Information.

26.2 Information furnished by one Party to another shall be kept confidential by the Party receiving it, and shall be used only for the construction, maintenance, operation or repair of the System, or the performance of the Contract, and may not be used for any other purposes without the prior written consent of the Party owning the information, unless :

      a. such information was previously known to the receiving Party free of any obligation to keep it confidential ; or

      b. such information has come into the public domain other than by a breach of confidentiality by the receiving Party ; or

      c. such information is required to be disclosed pursuant to an order of the court or under any written law ; or

      d. such information is developed independently by either Party who had no access to such confidential information where the Party can document such independent development."

26.3 The Purchasers guarantee that they do not intend to, and will not knowingly, without the prior written consent of the Contractor, disclose or transfer directly or indirectly:

      a.    any information, obtained by or through the Contractor; or

      b. any intermediate product (including processes, materials and services) produced directly by the use of the information obtained by or through the Contractor; or

      c. any commodity produced by such intermediate product if the intermediate product of the information obtained by or through the Contractor is a plant capable of producing a commodity or is a major component of such plant.

26.4 The Contractor shall not disclose any information obtained during or produced as a result of the cable route survey without the prior written consent of the Purchasers, except where such disclosure is for the purposes of the Contract.

26.5 The provisions of this Clause shall survive the expiry or termination of the Contract.

                                                                        38 of 60

CLAUSE 27 RESPONSIBILITY FOR OBTAINING PERMITS AND FOR CUSTOMS CLEARANCE AND
          OTHER FORMALITIES

27.1  Responsibilities of the Contractor

      27.1.1 The Contractor shall obtain the necessary licences, permits and authorisations from the appropriate authorities including, but not limited to:

             a. those for works and cable laying associated with the land portion ;

             b. those for cable laying operations, and other associated marine activities, including, but not limited to environmental studies, surveys and cable or pipeline crossing in Purchasers territories, including their Territorial Waters and Exclusive Economic Zones ;

             c. any necessary for import and installation of equipment specified in the Contract and which is necessary for the construction of the System.

      27.1.2 The Contractor shall be responsible for the customs clearance of all materials and equipment to be imported in each of the Purchasers' country. For the execution of this Contract, the Contractor shall be liable for any damages which the Purchasers may sustain should the Contractor be unable to perform the Contract in accordance with the provisions hereof in the event that the Contractor is unable to ship the System or the grant of the export or other permit to ship the System is delayed or refused.

      27.1.3 Any involvement of the Purchasers in the importation and customs clearance of the materials and equipment to be imported shall not release the Contractor from any contractual liability.

      27.1.4 In the case of temporary importation all operations and related activities shall be the responsibility of the Contractor. The Contractor shall be responsible for the maintenance of the materials or equipment in question while they remain in the Purchasers' countries as well as for their re-exportation.

      27.1.5 The Contractor shall provide at least one (1) month's advance notice of his intention to commence any activities within the territory of any landing point country.

      27.1.6 In addition, should the agreement of third countries be needed for cable laying operations and other associated marine activities, the Contractor shall obtain, with the assistance of the Purchasers if necessary, such agreements from the relevant government authorities.

                                                                        39 of 60

      27.1.7 The Contractor shall provide, so far as reasonably practicable, the relevant Purchasers fourteen (14) days advance notice of all the freight and shipment arrangements (whether by land, sea or air) and of the invoice details for each shipment or dispatch of materials and equipment.

      27.1.8 The Contractor shall send the following documents by air mail under registered cover to the appropriate Purchasers, as required:

             a. original bill of lading in the name of the relevant Purchaser or air bills;

             b.   copies of the invoices;

             c.   copies of the packing lists;

             d.   certificate of origin, or Goods Circulation Certificate (T2L).

             The format of the invoices shall be agreed between the Contractor and the relevant Purchasers.

      27.1.9 Proforma invoices are to detail the unit price of each item and its Price Schedule reference number.

27.2  RESPONSIBILITIES OF THE PURCHASERS

      Only when local laws and regulations so require, the Purchasers may assist the Contractor in obtaining necessary permits and authorisations from the appropriate authorities as per detailed in Appendix 1.3 (Permit Matrix) in the countries where the terminal stations are located.

CLAUSE 28 NOTICES

28.1 Any notice to be given to either Party under the terms of the Contract shall, without prejudice to any other way of serving it, be sufficiently given if sent by registered post to the following nominated addresses, and at least two (2) working days advise given by telex or facsimile that notice is to be served. Notices shall be deemed to have been given within ten (10) calendar days of being posted.

28.2  ADDRESS FOR NOTICES TO THE CONTRACTOR

      NEC Corporation
      Executive Marketing Manager
      Submarine Networks Division
      7-1, Shiba 5-chome, Minato-ku
      Tokyo 108-8001, Japan

      Attention : Mr. Koji Takahashi
      Telephone : +813 3798 6749
      Faximile  : +813 3798 9117

                                                                        40 of 60

      Email     : k-takahashi@bk.ip.nec.com

      And copy to:
      Attention : Mr. Takashi Kodama
      Telephone : +813 5418 5880
      Faximile  : +813 3798 9117
      Email     : t-kodama@bu.jp.nec.com

      ADDRESSES FOR NOTICES TO PURCHASER #1
      Telekom Malaysia Berhad
      General Manager
      Level 28, North Wing
      Menara Telekom
      Jalan Pantai Baharu
      50672 Kuala Lumpur
      Malaysia

      Attention : Mr. Marzuki Abdullah
      Telephone : +603 2240 2233
      Faximile  : +603 7955 9607
      Email     : marzuki@telekom.com.my

      And copy to :
      Telekom Malaysia Berhad
      International Investment Unit
      11th Floor, Wisma Telekom
      Jalan Pantai Baharu
      59200 Kuala Lumpur
      Malaysia

      Attention : Mr. Rozhan Zainuddin
      Telephone : +603 2020 3386
      Faximile  : +603 2284 9697
      Email     : rozhan@telekom.com.my

      ADDRESSES FOR NOTICES TO PURCHASER #2
      PT. Telekomunikasi Indonesia, Tbk
      T2TIS Project Director
      T-2 Satellite & TIS Submarine Cable Project
      Jalan DR. Soepomo 139, 2nd Floor
      Jakarta, 12810
      Indonesia

      Attention : Ms. Krishna Utami
      Telephone : +62 21 837 92400
      Faximile  : +62 21 83701000
      Email     : utamik@telkom.co.id

And copy to:

                                                                        41 of 60

      PT. Telekomunikasi Indonesia, Tbk
      Head of Long Distance Division
      Gedung Grha Citra Caraka, M Floor
      Jalan Gatot Subroto Kav.52
      Jakarta, 12710
      Indonesia

      Attention : Mr. Janto Warjanto
      Telephone : + 62 21 522 1500
      Faximile  : + 62 21 522 9600
      Email     : warjanto@telkom.co.id

      Either party shall give written notice to the other of any change to such nominated addresses.

CLAUSE 29 HEADINGS

      The headings of Clauses are provided for convenience only and shall not be used to interpret the Contract.

CLAUSE 30 LIMITATION OF LIABILITY

30.1 Except as specifically provided for under the Contract, in no circumstances shall any of the Purchasers, nor the Contractor, be liable to any of the others for consequential, incidental or indirect damages other than specified in Sub-Clause 30.2 and the liability of the Purchasers and the Contractor to each other shall not exceed the Contract Price.

30.2  The liability of the Contractor shall have no limit with regard to :

      a.    Death or personal injury;

      b.    Environmental damages resulting from the Contractor's work;

      c. Wilful failure of the Contractor to perform its contractual obligations;

      d.    Fraud or illegal or unlawful acts;

      e.    The provision under CLAUSE 25 (Intellectual Property - Indemnity).

      f. Act of the Contractor which are contrary to the rules and regulations

      g.    Damage to any other than System.

                                                                        42 of 60

CLAUSE 31 SEVERABILITY

      If any of the provisions of the Contract shall be invalid or unenforceable, the entire Contract shall not thereby be rendered invalid or unenforceable, but shall be construed as if it did not contain the particular invalid unenforceable provisions. The rights and obligations of the Parties shall be construed and enforced accordingly.

CLAUSE 32 CONTRACTOR TO CONFORM TO REGULATIONS

32.1 The Contractor shall comply with the requirements of all laws in the countries, states, provinces and territories in which any part of the Work under this Contract is to be done and with all ordinances, regulations, rules, by-laws, orders and proclamations made or issued under the same and with any lawful requirements thereunder and with the lawful requirements of public, municipal and other authorities within those countries, states, provinces and territories in any way affecting this Contract or applicable to any Work thereunder.

32.2 The Purchasers shall not be responsible for any acts, defaults, neglects or omissions of the Contractor that violate the laws, statutes, orders, rules, decrees, or regulations of any jurisdiction in which the Work is carried out.

32.3 The Contractor shall be deemed to have satisfied itself that he has obtained all necessary information with respect to the Work and the Contract including but not limited to the matters listed below :

      a.    Fees, pilotage and any dues payable to port authorities;

      b.    Conditions affecting labour including work permits;

      c.    Rules and regulations of governments and/or port authorities;

      d. Permits or approvals to lay the Cable System in the Territorial Waters, Exclusive Economic Zones or other claimed waters through which it passes, and the land route through which it passes;

      e. Permits related to fishermen's areas and the environmental impact of the cable laying and burial operations including but not limited to cable and pipeline crossing during survey and installation activities.

32.4 The Contractor shall be deemed to have fully examined and independently verified the documents referred to CLAUSE 2 (Applicable documents) hereof and all drawings, specifications, schedules of this Contract, regulations and other information in relation to the Contract and to have fully understood and satisfied himself as to all information which is relevant as to the risks whether political or otherwise, contingencies and other circumstances which could affect the Contract, and in particular the laying of the cable. The Purchasers, their servants and agents and all of them shall have no liability in law or equity or in Contract or in tort or pertinent to any other cause of action with respect to any such information, risks, contingencies or other circumstances.

                                                                        43 of 60

CLAUSE 33 SETTLEMENT OF DISPUTES

33.1 The Purchaser and the Contractor shall endeavour to settle any differences of opinion which may arise during the execution of the Contract in an amicable manner.

33.2 Any difference of opinion which may arise in respect of the interpretation and execution of the clauses of the Contract and any dispute which may subsist shall be settled in accordance with the Rules of Arbitration of the International Chamber of Commerce.

33.3 The seat of arbitration shall be in Singapore, or as otherwise agreed to by Parties and the arbitration proceeding shall be conducted in the English language. In no event shall the arbitrators award special, incidental, consequential, or punitive damages.

33.4 During the arbitration proceeding, the Parties shall continue to perform their obligations under this Contract until arbitration awards has been awarded.

33.5 The decision or award of the arbitration panel shall be in writing, shall set forth the reason for the decision or award, and shall be final, binding, and non-appeal able, and may be entered in any court having jurisdiction over either of the Parties. Any decision or award hereunder shall be in the English language. The parties agree to exclude any right of application or appeal to other courts in connection with any question of law or fact arising in the course of arbitration.

33.6  The applicable law to be used shall be English law.

CLAUSE 34 KEEPING OF RECORDS

34.1 For all items specified in Part 2 (Price Schedule), the Contractor shall keep and maintain such books, records, vouchers and accounts with respect to his billing of those items to the Purchasers until five (5) years from the Provisional Acceptance Date.

34.2 For any item quoted on a cost incurred basis, the Contractor shall keep and maintain such books, records, vouchers and accounts of all costs with respect to the engineering, provision and installation of facilities of the System until five (5) years from the Provisional Acceptance Date.

34.3 The Contractor shall obtain from his Sub-contractors such supporting records, for other than the cost of fixed cost items subject to the conditions of Sub-Clause 34.2, as may be reasonably required and shall maintain such records for a period of five (5) years from the Provisional Acceptance Date.

34.4 The Contractor shall afford the Purchasers the right to review the said books, records, vouchers and accounts of all costs required to be kept, maintained and obtained pursuant to this Clause.

                                                                        44 of 60

CLAUSE 35 ENTIRE AGREEMENT AND AMENDMENTS

35.1 This Contract supersedes all prior oral or written understandings between the Purchasers and the Contractor concerning the subject matter of this Contract. This Contract and any of its provisions may only be altered or added to by another agreement in writing signed by a duly authorised person on behalf of each and every Party to this Contract.

35.2  The Parties acknowledge and agree that:

      a. they have not been induced to enter into this Contract by any representation, warranty or other assurance not expressly incorporated into it; and

      b. in connection with this Contract, and except in the case of fraud, their only rights and remedies in relation to any representation, warranty or other assurance shall be for breach of the terms of this Contract and all other rights and remedies are excluded.

CLAUSE 36 RELATIONSHIP BETWEEN THE PARTIES

36.1 The relationship between the Purchasers, each to each, is not and shall not be that of partners and nothing herein contained shall be deemed to constitute a partnership between them or any of them. The common enterprise between the Purchasers shall be and is limited to the express provision of this Contract and shall exist in no other way.

36.2 The Parties agree that no contractual relation is created between the Purchasers and any of the Contractor's Sub-contractors, suppliers or agents.

36.3 The relationship between the Contractor and the Purchasers shall not be deemed to be that of an agent and principal.

36.4  The liability of the Purchasers shall not be joint but several.

36.5 Each Purchaser agrees to indemnify the other in respect of all costs, expenses, damages and demands or in connection with claims against or liability of the latter, where such claims is made by or the liability is to the Contractor or any third party and arises out of or in connection with any wrongful act or omission of the indemnifying Party.

36.6 Each Purchaser agrees to indemnify the Contractor or a third party in respect of all costs, expenses, damages and demands or in connection with claims against or liability of the latter, where such claims is made by or the liability is to the Contractor or any third party and arises out of or in connection with any wrongful act or omission of the Purchasers, such indemnity to be in each case in the same proportion of the liability as set out in Sub-Clause 15.1.1.

                                                                        45 of 60

CLAUSE 37 AGENTS AND REPRESENTATIVES OF THE PURCHASERS

      The Purchasers may nominate such agents or representatives, as they may desire, to carry out any of their responsibilities or to exercise any of their rights under this Contract. The Purchasers shall notify the Contractor in writing of any such nominations.

CLAUSE 38 SOFTWARE LICENCE RIGHTS

38.1 Where the Contractor supplies to the Purchasers under the Contract any Software whether incorporated or included in any hardware or equipment or otherwise and ownership of intellectual property rights in the Software does not vest in the Purchasers under this Contract, then without prejudice to any other licences or rights grants to the Purchasers a non-exclusive irrevocable royalty free licence anywhere in the world including the right under intellectual property rights in the Software to:

      38.1.1 use and copy for the purposes of operating and maintaining the System, including training purposes, and the making of copies for back-up and maintenance purposes; and

      38.1.2 modify or have modified the Software under conditions of confidentiality, in the following circumstances:

            38.1.2.1 with the written consent of the Contractor, which shall not be unreasonably withheld, to allow integration with the Purchasers' support System; and

            38.1.2.2 to meet the Purchasers' urgent operational requirements where the Contractor is unable or fails to meet those operational requirements; and

            38.1.2.3 to enhance or have enhanced the Software to meet the
                     Purchasers' reasonable requirements for new facilities and features where the Contractor shall have failed or be unable to meet the Purchasers reasonable requirements or shall have ceased to support the Software as provided for in this Contract.

      38.1.3 merge or have merged the Purchasers' data with any Software; and

      38.1.4 supply the software or copies of the Software to third parties for the purposes of modification or enhancement or merger of the Software as provided for above; and

      38.1.5 supply the Software interface information to third parties for the purpose of the design of the support systems.

                                                                        46 of 60

38.2 Without prejudice to any other obligations of the Contractor under the Contract the Contractor undertakes to obtain for the Purchasers an irrevocable royalty free licence in the same terms from any third party owning intellectual property rights in the Software.

38.3 The Contractor shall not include in the Software any facility which is not described in the documentation supplied or the Purchasers.

38.4 The Contractor shall fully disclose, supply and keep supplied in confidence to the Purchasers the latest version of all documentation and the Software, with relevant information about their release status.

38.5 The Contractor shall offer the Purchasers a new release containing new facilities on a regular basis for a period of twenty (20) years after Final Acceptance. The new release shall indicate what modifications are required on implementation to the Software and hardware used by the Purchasers.

38.6 During the warranty period the Contractor shall, at the Purchasers' request, provide at Contractor's own expense maintenance releases correcting faults identified by the Purchasers.

38.7 The Contractor shall provide the Purchasers on a regular basis for the duration of the Contract, a release plan setting out the releases planned for the next two (2) years.

38.8 Unless agreed in writing, new releases shall not alter the existing applications or the uses of the System or part thereof, whether or not in conjunction with the existing files.

38.9 The Contractor shall at the Purchasers' own expense deposit in escrow from the date of Provisional Acceptance (to be kept in escrow for the period of the design life of the System), with an independent third party escrow agent acceptable to the Purchasers, two (2) copies of the latest version of the source code of its Software both in human readable format and machine readable format, details of host machines and sufficient documentation including software tools to enable modification of the Software.

38.10 For the purposes of the Sub-Clauses 38.1.2, 38.5 and 38.9, Software shall not include computer programmes owned by third parties and not specifically developed for use with the System.

38.11 The provisions of this Clause shall survive the expiry or termination of the Contract.

CLAUSE 39 SUCCESSORS BOUND

      This Contract shall be binding on the Contractor and on each individual Purchaser and their respective successors and their permitted assigns.

                                                                        47 of 60

CLAUSE 40 INDEMNITIES TO SURVIVE TERMINATION

      Each indemnity in this Contract is a continuing obligation, independent from the other obligations of the Contractor and survives termination of this Contract

CLAUSE 41 NO WAIVER FOR THE PURCHASER

41.1 The failure of the Purchasers in any one or more instances to insist upon strict performance of any of the terms or provisions of the Contract or to exercise any right or option herein conferred shall not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or provisions or options on any future occasion.

41.2 Except as otherwise provided under the Contract, no delay or failure of the Purchasers to exercise any right or remedy under the Contract will operate as a waiver thereof. No right or remedy conferred upon or reserved to the Purchasers under the Contract is exclusive of any other right or remedy under the Contract or any right or remedy provided or permitted by law.

CLAUSE 42 CONTRACTOR'S STAFF ON SITE

      Unless otherwise agreed in writing, the Contractor shall give at least fourteen (14) calendar days' written notice before commencing Work on Purchaser's site (including but not limited to cable stations, man-holes etc) and shall name those employees and Sub-Contractors requiring access. The Purchasers may object to and direct the Contractor to remove within twenty-four (24) hours any person employed by the Contractor or any Sub-contractor in connection with the Work who in the opinion of the Purchasers, misconducts himself/herself or is incompetent or negligent in the Performance of his/her duties and such person shall not be employed again in connection with the Work without the prior approval of the Purchasers.

CLAUSE 43 PUBLICITY

43.1 No publicity relating to this Contract shall be published by the Contractor in any newspaper, magazine, journal or any other medium without the prior written approval of the Purchasers.

43.2 Without prejudice to any prior obligations of confidentiality it may have, the Contractor shall ensure that no publicity, relating to the Contract, shall take place without the prior written agreement of the Purchasers.

43.3  This provision shall survive the expiry or termination of the Contract.

                                                                        48 of 60

CLAUSE 44 COMING INTO FORCE OF THE CONTRACT

44.1 This Contract agreed between the Parties shall enter into force after completion of the following conditions:

      a. The Letter of Performance referred to in CLAUSE 6 (Letter of Performance Guarantee) has been received by the Purchasers.

      b. The Purchasers have received all necessary authorisations from their own Government to commence construction of the System (where necessary), and;

      c.    Thirty (30) days after the signing of this Contract by the Parties.

44.2 When all condition indicated above are complied with, then the Purchasers shall immediately notify the Contractor, and the Contract shall come into force on the date of receipt of such notice.

44.3 If the Contract has not come into force within sixty (60) days from the signing of the Contract, the Purchasers shall advise the Contractor of the status of their efforts and the Parties will attempt to reach an agreement in order to extend the said limit.

CLAUSE 45 SIGNATURE

      The Contract shall be made in three (3) original copies, one copy for each Purchaser and the other for the Contractor and signed by duly representatives of the Parties hereto in view of prevailing laws, each of which shall be binding and having the same legal power.

                                                                        49 of 60

IN WITNESS WHEREOF the Parties have severally subscribed these presents or causes them to be subscribed in their names and on behalf of their respective officers thereunto duly authorised.

THE PURCHASERS

SIGNED FOR AND ON BEHALF OF PT. TELEKOMUNIKASI, INDONESIA TBK.

        [STAMP DUTY]

By: /s/ JANTO WARJANTO
    -------------------------------
    JANTO WARJANTO
    HEAD OF TELKOM LONG DISTANCE DIVISION

WITNESSED :


By: /s/ P. SARTONO
    -------------------------------
    P. SARTONO
    INDEPENDENT COMMISSIONER

SIGNED FOR AND ON BEHALF OF TELEKOM MALAYSIA BERHAD,

By: /s/ MOHD YAHAYA BIN MOHD SHARIFF
    -----------------------------------
    MOHD YAHAYA BIN MOHD SHARIFF
    SENIOR VICE PRESIDENT, NETWORK SERVICES, TELCO

WITNESSED :

By: /s/ MARZUKI ABDULLAH
    -------------------------------
    MARZUKI ABDULLAH
    GENERAL MANAGER, INTERNATIONAL NETWORK DEVELOPMENT
    NETWORK SERVICES, TELCO

                                                                        50 of 60

THE CONTRACTOR

SIGNED FOR AND ON BEHALF OF NEC CORPORATION,

By: /s/ TORU HAMANAKA
    -------------------------------
    TORU HAMANAKA
    GENERAL MANAGER, SUBMARINE NETWORKS DIVISION

WITNESSED:

By: /s/ OSAMU HARADA
    -------------------------------
    OSAMU HARADA
    CHIEF MANAGER, SUBMARINE NETWORKS DIVISION

                                                                        51 of 60

                                  APPENDIX 1.1
                        LETTER OF PERFORMANCE GUARANTEE

For: (Purchasers)

Gentlemen,

We refer to the Supply Contract for the Dumai Melaka Cable System (DMCS) which you signed with herein designated as the Contractor.

Under the terms of the above Contract, the Contractor must submit before Contract Come Into Force, a Letter of Performance Guarantee in favour of each of the Purchasers in equal amount, the summation of which will be the value equal of ten percent (10%) of the Contract Price for the Initial System at the Contract signature date, as a guarantee of correct execution of its contractual obligations.

Consequently, as Guarantor, we_______________________________whose office is at _______________ hereby declare that we unconditionally and irrevocably guarantee payment to____________________ for a maximum amount of___________________________________starting from _____________.

Through the validity of this Letter of Performance Guarantee you shall have the right, by delivery of a mere written notice addressed to us and without the necessity of any proof related to any non-compliance of the Contractor, and not withstanding any variation of the terms of the Contract, to declare as forfeited in your favour, wholly or partly, the above cited guarantee and up to the extent of the amount above written, and where upon receipt of your said notice we shall instantly pay in cash the amount thus forfeited as follows:

The Bank account number(s) of:

If PT Telekomunikasi Indonesia, Tbk;

Account No: 130.0095027770
Bank Mandiri
GKP Telkom
Jl. Japati No. 1 Bandung
Indonesia

If Telekom Malaysia:

Account No: 6870904544
The Chase Manhattan Bank
Menara Dion
Level 27, Jalan Sultan Ismail
50250 Kuala Lumpur, Malaysia
Favouring: Telekom Malaysia
SWIFT: CHASEMYKX

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

This engagement will automatically become null and void as at the date of the issuance of the Certificate of Provisional Acceptance. On expiry, this Letter of Guarantee must be returned to us so that it can be cancelled from our records.

Yours sincerely,

                                                                        53 of 60

                                  APPENDIX 1.2
                      LETTER OF GUARANTEE AGAINST PAYMENT

           ADVANCE PAYMENT GUARANTEE FOR INVOICE NO._________________
                   FOR US DOLLARS___________________________

We, the undersigned (Name of Bank) whose registered office is at____________________have taken notice of the Contract
No____________________signed on________________________between (List of
Purchasers) and, (Name of the Contractor) whose Head Office is at (Address) hereinafter referred as [the Contractor] for DMCS Cable System in total contract price of US Dollar________________________(USD____________).

In consideration of the above, We (Name of Bank) as guarantor, hereby irrevocably and unconditionally guarantee and undertake on behalf of the Contractor to pay the Purchasers any sum or sums up to a maximum of US Dollar_________________________ (USD____________) which represent 100% (one hundred percent) of the total Invoice No(s)________________ dated __________ upon receipt of the Purchasers' written request addressed to us, at first demand and such payment shall be made without any restriction or conditions and without recourse and notwithstanding any objection from the Contractor.

This Guarantee shall be valid until issuance of the Provisional Acceptance Certificate by the Purchasers in accordance with the Contract.

Yours Faithfully,
FOR AND BEHALF OF (Name of the Bank)

SIGNED
(Authorised signature)

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

                                  APPENDIX 1.3
                                 PERMIT MATRIX

This document lists the licenses, permits, authorisations and the corresponding responsible party.

The Purchasers and the Contractor shall provide mutual assistance upon requests from relevant authorities, such as the issuance of an authorisation letter from the Purchasers to the Contractor.

[Malaysia Permit Matrix]

------------------------------------------------------------------------------------------------------
                                                                                      Responsible
                                           Regulator or                                Party for
Item No.        Permit Name                  Agency              Activity             Application
------------------------------------------------------------------------------------------------------
  1        Principal Permit               National Security      Right of Way            Purchaser
                                              Division
                                        (Bahagian Keselamatan
                                             Negara (BKN)
------------------------------------------------------------------------------------------------------
  2        Fisherman Agreement              Fishery Dept          Cable Route            Purchaser
------------------------------------------------------------------------------------------------------
  3        Cable Crossing Agreement         Cable Owners          Cable Route            Contractor
------------------------------------------------------------------------------------------------------
  4        Pipeline Crossing              Pipeline Owners         Cable Route          Not Applicable
           Agreement on behalf of the
           Purchasers
------------------------------------------------------------------------------------------------------
  5        Oil Concession Route             Concession            Cable Route            Contractor
           Permission                         Owner
------------------------------------------------------------------------------------------------------
  6        Environmental Assessment         Ministry of           Cable Route            Contractor
                                            Environment
------------------------------------------------------------------------------------------------------
  7        Port Authority Clearance        State Port             Cable Route            Contractor
                                            Authority
------------------------------------------------------------------------------------------------------

                                                                        55 of 60

------------------------------------------------------------------------------------------------------
  8        Land Route Approval           Local Town Council       Land Cable Route       Purchaser
------------------------------------------------------------------------------------------------------
  9        Notice to Mariners for        Marine Dept              Route Survey           Contractor
           Route Survey                                             Works
------------------------------------------------------------------------------------------------------
  10       Approval/Notification to      Min of Defence           Route Survey           Contractor
           Hydrographic Dept                                         works
------------------------------------------------------------------------------------------------------
  11       Exemption for Foreign         Min of Transport         Route Survey &         Contractor
           vessel working in                 (DSLB)                  Marine
           Malaysian Water                                        Installation
                                                                    works
------------------------------------------------------------------------------------------------------
  12       Approval/Notification to      Min of Defense           Min of Defense         Contractor
           Hydrographic Dept                                      Installation
                                                                     works
------------------------------------------------------------------------------------------------------
  13       Notice to Mariners for        Marine Dept                Marine               Contractor
           Route Survey                                           Installation
                                                                    works
------------------------------------------------------------------------------------------------------

                                                                        56 of 60

[Indonesia Permit Matrix]

-----------------------------------------------------------------------------------------------------------------------
                                                                                                        Responsible
                                                        Regulator or                                     Party for
Item No.              Permit Name                          Agency                Activity                Application
-----------------------------------------------------------------------------------------------------------------------
   1         Project Approval                              DGPT-POSTEL            Right of Way            Purchaser
-----------------------------------------------------------------------------------------------------------------------
   2         Letter of No. Objection for Cable             DGSC-SEACOM            Cable Route             Purchaser
                  Installation
-----------------------------------------------------------------------------------------------------------------------
   3         Fisherman Agreement                          Fishery Dept            Cable Route             Purchaser
             (Right of Way, if any)
-----------------------------------------------------------------------------------------------------------------------
   4         Fisherman Agreement                          Fishery Dept            Cable Route             Contractor
             (Operational Permit)
-----------------------------------------------------------------------------------------------------------------------
   5         Cable Crossing Agreement                     Cable Owners            Cable Route             Contractor
-----------------------------------------------------------------------------------------------------------------------
   6         Pipeline Crossing Agreement on             PERTAMINA/CO NOCO         Cable Route           Not Applicable
             behalf of the Purchasers
-----------------------------------------------------------------------------------------------------------------------
   7         Oil Concession Route                          Concession             Cable Route             Contractor
             Permission                                       Owner
-----------------------------------------------------------------------------------------------------------------------
   8         Environmental Assessment                      Ministry of            Cable Route             Contractor
                                                           Environment
-----------------------------------------------------------------------------------------------------------------------
   9         Land Route Approval                           Local Town              Land Cable             Purchaser &
                                                             Council                 Route                Contractor
-----------------------------------------------------------------------------------------------------------------------
   10        No Objection Letter for Route                   POSTEL               Route Survey            Contractor
             Survey                                                                  works
-----------------------------------------------------------------------------------------------------------------------
   11        No Objection Letter for Route                   SEACOM               Route Survey            Contractor
             Survey                                                                   works
-----------------------------------------------------------------------------------------------------------------------

                                                                        57 of 60

---------------------------------------------------------------------------------------------------------------------
     12      Security Clearance                            ABRI                  Route Survey             Contractor
                                                                                     works
---------------------------------------------------------------------------------------------------------------------
     13      Security Clearance                            ABRI                     Marine                Contractor
                                                                                 Installation
                                                                                     work
---------------------------------------------------------------------------------------------------------------------
     14      Underwater Permit                             SEACOM                    Marine               Contractor
                                                                                  Installation
                                                                                      work
---------------------------------------------------------------------------------------------------------------------
     15      No Objection Letter for                       POSTEL                   Marine                Contractor
             Marine Installation                                                 Installation
                                                                                     works
---------------------------------------------------------------------------------------------------------------------
     16      No Objection Letter for                       SEACOM                   Marine                Contractor
             Marine Installation                                                 Installation
                                                                                     work
---------------------------------------------------------------------------------------------------------------------
     17      Approval of Foreign Flag                      PPKA                  Route Survey             Contractor
             Vessel                                                                  works
---------------------------------------------------------------------------------------------------------------------
     18      Approval of Foreign Flag                      PPKA                     MARINE                Contractor
             Vessel                                                              Installation
---------------------------------------------------------------------------------------------------------------------

                                                                        58 of 60

                                  APPENDIX 1.4
                LETTER OF ACCEPTANCE & LETTER OF ACKNOWLEDGEMENT

                                                                        59 of 60

[NEC LOGO]                       NEC Corporation, Submarine Networks Division
                            7-1, Shiba 5-chome, Minalo-ku, Tokyo 108-8001, Japan
                                 Tel: +81-3-3798-6749     Fax: +81-3-3798-9117

                                                                     11 May 2004

MS. KRISHNA UTAMI                         MR. HASHIM UMAR
T2TIS Project Director                    Assistant General Manager
T-2 Satellite & TIS Submarine Cable       International Network Development
Project                                   Telekom Malaysia Berhad (TM)
PT Telekimunikasi Indonesia, Tbk          Level 28, North Wing
JL. DR. Soepomo 139, 2nd Floor,           Menara Telekom
Jakarta 12810                             Jalan Pantai Baharu
Indonesia                                 50672 Kuala Lumpur, Malaysia

                           DUMAI - MELAKA CABLE SYSTEM
                         LETTER OF PERFORMANCE GUARANTEE

Dear Ms. Utami and Mr. Hashim,

With reference to the Letter of Acceptance dated 30 April 2004, NEC would like to seek your kind agreement for extension of the submission of the Letter of Performance Guarantee due to insufficient time for bank arrangement.

NEC will submit such Guarantee three (3) days before the Contract Coming Into Force.

We appreciate the Purchasers' kind understanding and agreement.

Sincerely Yours,

/s/ Takashi Kodama
----------------------------------
Takashi Kodama
Manager, Marketing
Submarine Networks Division
NEC Corporation

                                                                     12 May 2004

NEC Corporation
Manager, Marketing
Submarine Networks Division

Attn: MR. TAKASHI KODAMA

LETTER OF PERFORMANCE GUARANTEE FOR DUMAI - MELAKA SUBMARINE CABLE SYSTEM (DMCS)

Your letter dated 11 May 2004 regarding the above is referred.

The Purchasers hereby agree to extend the NEC's submission of the Letter of Performance Guarantee three (3) days before the date of Contract Coming Into Force.

Thank you.

Yours sincerely,

/s/ KRISHNA UTAMI                                     /s/ HASHIM UMAR
-------------------------------                       ---------------------
KRISHNA UTAMI                                         HASHIM UMAR
IPG Chairperson                                       IPG Co-Chair